Exhibit 4(11)


--------------------------------------------------------------------------------

                          CONGOLEUM CORPORATION, Issuer

                                       and

                      FIRST UNION NATIONAL BANK, as Trustee

                                    INDENTURE

                           Dated as of August 3, 1998

                                 ---------------

                                  $100,000,000

                            8_% Senior Notes Due 2008

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          CONGOLEUM CORPORATION, Issuer

                                       and

                      FIRST UNION NATIONAL BANK, as Trustee

                                    INDENTURE

                           Dated as of August 3, 1998

                                 ---------------

                                  $100,000,000

                            8_% Senior Notes Due 2008

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              CROSS-REFERENCE SHEET

            Provisions of the Trust Indenture Act of 1939 and Indenture to be dated as of August 3, 1998 between Congoleum Corporation and First Union National Bank, Trustee, providing for 8_% Senior Notes Due 2008:

         Section of the Act.....................          Section of Indenture
         ------------------                               --------------------

         310(a)(1), (2) and (5).................          6.9
         310(a)(3) and (4)......................          Inapplicable
         310(b).................................          6.8  6.10 and:11.4
         310(c).................................          Inapplicable
         311(a).................................          6.13(a) and (c)(1) and
                                                          (2)
         311(b).................................          6.13(b)
         311(c).................................          Inapplicable
         312(a).................................          4.1 and 4.2(a)
         312(b).................................          4.2(a) and (b)
         312(c).................................          4.2(c)
         313(a).................................          4.4
         313(b)(1)..............................          4.4
         313(b)(2)..............................          4.4
         313(c).................................          4.4 and 11.4
         313(d).................................          4.4
         314(a).................................          4.3 and 11.4
         314(b).................................          Inapplicable
         314(c).................................          11.5
         314(d).................................          Inapplicable
         314(e).................................          11.5
         314(f).................................          Inapplicable
         315(a), (c) and (d)....................          6.1
         315(b).................................          5.11 and 11.4
         315(e).................................          5.12
         316(a)(1)..............................          5.9 and 5.10
         316(a)(2)..............................          Inapplicable
         316(a) (last sentence).................          7.4
         316(b).................................          5.7
         317(a).................................          5.2
         317(b).................................          3.4(a) and (b)
         318(a).................................          11.7

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I      DEFINITIONS..................................................10

SECTION 1.1    Certain Terms Defined........................................10
SECTION 1.2    Accountants' Certificate Conclusive..........................29

ARTICLE II     ISSUE, EXECUTION, FORM AND REGISTRATION OF SECURITIES........29

SECTION 2.1    Authentication and Delivery of Securities....................29
SECTION 2.2    Execution of Securities......................................30
SECTION 2.3    Certificate of Authentication................................30
SECTION 2.4    Form, Denomination and Date of Securities;
                  Payments of Interest .....................................30
SECTION 2.5    Registration, Transfer and Exchange..........................31
SECTION 2.6    Mutilated, Defaced, Destroyed, Lost and Stolen Securities....32
SECTION 2.7    Cancellation of Securities; Destruction Thereof..............33
SECTION 2.8    Temporary Securities.........................................33

ARTICLE III    COVENANTS OF THE ISSUER......................................34

SECTION 3.1    Payment of Principal, Interest and Liquidated Damages........34
SECTION 3.2    Offices for Payments, Etc....................................34
SECTION 3.3    Appointment to Fill a Vacancy in Office of Trustee...........34
SECTION 3.4    Paying Agents................................................34
SECTION 3.5    Limitation on Indebtedness...................................35
SECTION 3.6    Limitation on Restricted Payments............................37
SECTION 3.7    Limitation on Sale of Assets.................................40
SECTION 3.8    Limitation on Liens..........................................41
SECTION 3.9    Limitation on Payment Restrictions Affecting Subsidiaries....42
SECTION 3.10   Limitation on Transactions with Affiliates...................42
SECTION 3.11   Officers' Certificates as to Default and as to Compliance....43
SECTION 3.12   Change of Control............................................43
SECTION 3.13   Maintenance of Properties, Etc...............................45
SECTION 3.14   Limitation on Lines of Business..............................46
SECTION 3.15   Stay, Extension and Usury Laws...............................46

ARTICLE IV     SECURITYHOLDERS' LISTS AND REPORTS
               BY THE ISSUER AND THE TRUSTEE ...............................46

SECTION 4.1    Issuer to Furnish Trustee Information as to Names and
                  Addresses of Securityholders..............................46

SECTION 4.2    Preservation and Disclosure of Securityholders' Lists........46
SECTION 4.3    Reports by the Issuer........................................48
SECTION 4.4    Reports by the Trustee.......................................48

ARTICLE V      REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                  ON EVENT OF DEFAULT.......................................49

SECTION 5.1    Event of Default Defined; Acceleration of Maturity; Waiver
                  of Default ...............................................49
SECTION 5.2    Collection of Indebtedness by Trustee; Trustee May
                  Prove Debt ...............................................51
SECTION 5.3    Application of Proceeds......................................53
SECTION 5.4    Suits for Enforcement........................................53
SECTION 5.5    Restoration of Rights on Abandonment of Proceedings..........54
SECTION 5.6    Limitations on Suits by Securityholders......................54
SECTION 5.7    Unconditional Right of Securityholders to Institute
                  Certain Suits ............................................54
SECTION 5.8    Powers and Remedies Cumulative: Delay or Omission Not
                  Waiver of Default.........................................54
SECTION 5.9    Control by Securityholders...................................55
SECTION 5.10   Waiver of Past Defaults......................................55
SECTION 5.11   Trustee to Give Notice of Default, But May Withhold
               in Certain Circumstances.....................................56
SECTION 5.12   Right of Court to Require Filing of Undertaking to
                  Pay Costs.................................................56
SECTION 5.13   Trustee May Enforce Claims Without Possession of
                  Securities................................................56
SECTION 5.14   Rights and Remedies Cumulative...............................57
SECTION 5.15   Delay or Omission Not Waiver.................................57

ARTICLE VI     CONCERNING THE TRUSTEE.......................................57

SECTION 6.1    Duties and Responsibilities of the Trustee; During
                  Default; Prior to Default.................................57
SECTION 6.2    Certain Rights of the Trustee................................58
SECTION 6.3    Trustee Not Responsible for Recitals, Disposition of
                  Securities or Application of Proceeds Thereof.............60
SECTION 6.4    Trustee and Agents May Hold Securities; Collections, Etc.....60
SECTION 6.5    Moneys Held by Trustee.......................................60
SECTION 6.6    Compensation and Indemnification of Trustee and Its
                  Prior Claim...............................................60
SECTION 6.7    Right of Trustee to Rely on Officers' Certificate, Etc.......61
SECTION 6.8    Qualification of Trustee; Conflicting Interests..............61
SECTION 6.9    Persons Eligible for Appointment as Trustee..................61
SECTION 6.10   Resignation and Removal; Appointment of Successor Trustee....61
SECTION 6.11   Acceptance of Appointment by Successor Trustee...............62
SECTION 6.12   Merger, Conversion, Consolidation or Succession to
                  Business of Trustee.......................................63
SECTION 6.13   Preferential Collection of Claims Against the Issuer.........64

ARTICLE VII    CONCERNING THE SECURITYHOLDERS...............................68

SECTION 7.1    Evidence of Action Taken by Securityholders..................68
SECTION 7.2    Proof of Execution of Instruments and of Holding of
                  Securities................................................68
SECTION 7.3    Holders to Be Treated as Owners..............................68
SECTION 7.4    Securities Owned by Issuer Deemed Not Outstanding............68
SECTION 7.5    Right of Revocation of Action Taken..........................69

ARTICLE VIII   SUPPLEMENTAL INDENTURES......................................69

SECTION 8.1    Supplemental Indentures Without Consent of Securityholders...69
SECTION 8.2    Supplemental Indentures with Consent of Securityholders......70
SECTION 8.3    Effect of Supplemental Indenture.............................72
SECTION 8.4    Documents to Be Given to Trustee.............................72
SECTION 8.5    Notation on Securities in Respect of Supplemental
                  Indentures................................................72

ARTICLE IX     CONSOLIDATION, MERGER, SALE OR CONVEYANCE....................73

SECTION 9.1    When Issuer May Merge, Etc...................................73
SECTION 9.2    Opinion of Counsel to Trustee; Officers' Certificate.........74
SECTION 9.3    Successor Corporation Substituted............................74

ARTICLE X      SATISFACTION AND DISCHARGE OF INDENTURE;
                  UNCLAIMED MONEYS..........................................75

SECTION 10.1   Satisfaction and Discharge of Indenture......................75
SECTION 10.2   Defeasance and Discharge of Indenture........................75
SECTION 10.3   Defeasance of Certain Obligations............................76
SECTION 10.4   Application by Trustee of Funds Deposited for Payment of
                  Securities................................................77
SECTION 10.5   Repayment of Moneys Held by Paying Agent.....................77
SECTION 10.6   Return of Moneys Held by Trustee and Paying Agent Unclaimed
                  for Two Years.............................................78
SECTION 10.7   Reinstatement................................................78

ARTICLE XI     MISCELLANEOUS PROVISIONS.....................................78

SECTION 11.1   Incorporators, Shareholders, Officers and Directors of
                  Issuer Exempt from Individual Liability...................78
SECTION 11.2   Provisions of Indenture for the Sole Benefit of Parties and
                  Securityholders...........................................79
SECTION 11.3   Successors and Assigns of Issuer Bound by Indenture..........79
SECTION 11.4   Notices and Demands on Issuer, Trustee and
                  Securityholders...........................................79

SECTION 11.5   Compliance Certificates and Opinions of Counsel;
                  Statements to Be Contained Therein........................80
SECTION 11.6   Payments Due on Saturdays, Sundays and Holidays..............81
SECTION 11.7   Conflict of Any Provision of Indenture with Trust
                  Indenture Act of 1939.....................................81
SECTION 11.8   New York Law to Govern.......................................81
SECTION 11.9   Counterparts.................................................82
SECTION 11.10  Effect of Headings...........................................82

ARTICLE XII    REDEMPTION OF SECURITIES.....................................82

SECTION 12.1   Right of Optional Redemption; Prices.........................82
SECTION 12.2   Notice of Redemption; Partial Redemptions....................82
SECTION 12.3   Payment of Securities Called for Redemption..................83
SECTION 12.4   Exclusion of Certain Securities from Eligibility for
                  Selection for Redemption..................................84

                                                                          Page
                                                                          ----

                                                                          Page
                                                                          ----

                                                                          Page
                                                                          ----

            THIS INDENTURE, dated as of August 3, 1998 between Congoleum Corporation, a Delaware corporation (the "Issuer"), and First Union National Bank, as Trustee (the "Trustee"),

                              W I T N E S S E T H:

            WHEREAS, the Issuer has duly authorized the issue of its 8_% Senior Notes Due 2008 (the "Securities") and, to provide, among other things, for the authentication, delivery and administration thereof, the Issuer has duly authorized the execution and delivery of this Indenture; and

            WHEREAS, the Securities and the Trustee's certificate of authentication shall be in substantially the following form:

                           [FORM OF FACE OF SECURITY]
No.                                                                      $

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND

MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OF AMERICA AND OTHER JURISDICTIONS. THE HOLDER OF THIS SECURITY AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                              CONGOLEUM CORPORATION
                            __% Senior Note Due 2008

            Congoleum Corporation, a Delaware corporation (the "Issuer"), for
value received hereby promises to pay to                                , or
registered assigns, the principal sum of ___________ Dollars at the Issuer's office or agency for said purpose, on August 1, 2008 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semi-annually on February 1 and August 1 (each an "Interest Payment Date") of each year, commencing with February 1, 1999, on said principal sum in like coin or currency at __% per annum at said office or agency from the most recent Interest Payment Date to which interest on the Securities has been paid or duly provided for unless the date hereof is a date to which interest on the Securities is paid or duly provided for, in which case from the date of this Security, or unless no interest has been paid or duly provided for on the Securities, in which case from the date of issuance.

            The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered at the close of business on January 15 or July 15 (each an "Interest Record Date") next preceding such Interest Payment Date, whether or not such day is a business day. Interest may be paid, at the option of the Issuer, by mailing a check therefor payable to the registered Holder entitled thereto at his last address as it appears on the Security register. Notwithstanding the foregoing, if the date hereof is after an Interest Record Date and before the immediately following Interest Payment Date, this Security shall bear interest from such Interest Payment Date; provided that if the Issuer shall default in the payment of interest due on such Interest Payment Date, then this Security shall bear interest at the rate borne by this Security from the next preceding Interest Payment Date to which interest on the Securities has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Securities since the original issue date of this Security, from such date.

            Interest on this Security will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

            Principal, premium, if any, and Liquidated Damages (as defined in the Indenture), if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose within the State of New Jersey or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their respective addresses set forth in the register of the Notes; provided that all payments of principal, premium and Liquidated Damages, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the respective accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New Jersey will be the office of the Paying Agent and registrar of the Notes. Initially, the Trustee will act as Paying Agent and registrar of the Notes. The Company may change any paying agent and registrar without notice. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

            This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by an authorized officer of the Trustee acting under the Indenture.

            IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

[Seal]                                       CONGOLEUM CORPORATION


                                             By:________________________


                                                  (Name and Title)


                                             By:________________________


                                                  (Name and Title)

                          [FORM OF REVERSE OF SECURITY]

                              Congoleum Corporation
                            --% Senior Note Due 2008

            This Security is one of a duly authorized issue of debt securities of the Issuer, limited to the aggregate principal amount of $100,000,000 (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an Indenture dated as of July __, 1998 (the "Indenture"), duly executed and delivered by the Issuer to First Union National Bank, as Trustee (herein called the "Trustee"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Securities.

            In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal and interest and Liquidated Damages (if any) in respect of all of the Securities then outstanding may be declared due and payable in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences will or may be waived by the Holders of a majority in aggregate principal amount of the Securities then outstanding and that, prior to any such declaration, such Holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or interest or Liquidated Damages, if any, on any of the Securities. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Security which may be issued in exchange or substitution therefor, whether or not any notation thereof is made upon this Security or such other Securities.

            The Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities; provided that no such supplemental indenture shall, without the consent of each Holder affected thereby, (a) reduce the amount of Securities whose Holders must consent to any amendment, supplement or waiver, (b) reduce the rate of or extend the time for payment of interest on any Security, (c) reduce the principal of (or change the manner of computing the amount due on acceleration) or extend the final maturity of any Securities, (d) reduce any amount payable on redemption, (e) adversely affect any right of repayment at the option of the Holder of any Security in connection with a Change of Control or certain asset dispositions as provided in the

Indenture, or (f) impair or affect the right of any Holder of Securities to institute suit for the payment of any Security.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal of and the interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

            The Securities are issuable only as registered Securities without coupons in denominations of $1,000 and integral multiples thereof.

            At the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.

            Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Issuer, a new Security or Securities of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

            Except as described in the next succeeding paragraph, the Securities may not be redeemed prior to August 1, 2003. On or after such date, the Securities may be redeemed at the option of the Issuer, as a whole, or from time to time in part, on any date prior to maturity, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Securities to be redeemed, all as provided in the Indenture, at the redemption prices set forth below (presented as percentages of principal amount), together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for redemption if redeemed during the twelve-month period beginning August 1 of each year indicated below:

                  If Redeemed During
                  the 12-Month Period                         Redemption
                  Beginning August 1,                              Price
                  -------------------                         ----------
                         2003                                          %
                         2004                                          %
                         2005                                          %
                         2006                                   100.000%

            In addition, at any time prior to August 1, 2001, the Issuer may redeem up to 30% of the aggregate principal amount of the Securities initially issued with the proceeds of one or more Public Equity Offerings (as defined in the Indenture) at a redemption price (expressed as a percentage of principal amount) of [ ]%, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date; provided that at least $70 million of the aggregate principal amount of the Notes remains outstanding; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offerings.

            Upon a notice to the Holders, as provided in the Indenture, of a Change of Control, each Holder of Securities shall have the right, upon the terms and subject to the conditions provided for in the Indenture, to require the Issuer to repurchase, in whole or in part, the Securities of such Holder at a purchase price of 101% of principal amount, plus accrued and unpaid interest to the repurchase date. The Issuer may also be required to apply the proceeds of certain dispositions of assets to make an offer to repurchase Securities at a price equal to 100% of the principal amount of Securities to be repurchased plus accrued interest thereon to the date of repurchase.

            Subject to payment by the Issuer of a sum sufficient to pay the amount due upon redemption or required repurchase, interest on this Security (or portion hereof if this Security is redeemed or repurchased in part) shall cease to accrue upon the date duly fixed for redemption or required repurchase of this Security (or portion hereof if this Security is redeemed or repurchased in part).

            The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

            No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

            THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

            This is one of the Securities described in the within-mentioned Indenture.

Dated:

                                          First Union National Bank, as Trustee


                                          By:__________________________________
                                                   Authorized Officer

                              ---------------------

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Security to:

________________________________________________________________________________
________________________________________________________________________________
_________________________
(Insert assignee's social security or tax identification number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Insert address and zip code of assignee)

and irrevocably appoints _______________________________________________________
________________________________________________________________________________
___________________________________________agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him or her.

Date: _______________________

Signature: __________________
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee*: ___________________________________

--------
* Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

In connection with any transfer of any of the Securities evidenced by this certificate, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW

     (1)    |_|     exchanged for the undersigned's own account without
                    transfer; or

     (2)    |_|     transferred pursuant to and in compliance with Rule 144A
                    under the Securities Act of 1933; or

     (3)    |_|     transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

     (4)    |_|     transferred to an institutional "accredited investor"
                    within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the Preferred Security for its own account, or for the account of such an institutional "accredited investor," for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or

     (5)    |_|     transferred pursuant to another available exemption from
                    the registration requirements of the Securities Act of 1933; or

     (6)    |_|     transferred pursuant to an effective registration statement.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3), (4) or
(5) is checked, the Registrar may require, prior to registering any such transfer of the Securities such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act; provided, further, that (i) if box 2 is checked, the transferee must also certify that it is a qualified institutional buyer as defined in Rule 144A or (ii) if box 4 is checked, the transferee must also provide a Transferee Representation Letter in the form attached to the Indenture, dated August 3, 1998, after the date that a Registration Statement has been filed and so long as such Registration Statement continues to be effective, the Exchange Agent may only permit transfers for which box (5) has been checked.


                               ___________________________
                                       Signature

            AND WHEREAS, all things necessary to make the Securities, when executed by the Issuer and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Issuer, and to constitute these presents a valid indenture and agreement according to its terms have been done;

            NOW, THEREFORE:

            In consideration of the premises and the purchases of the Securities by the Holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.1 Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 (the "Trust Indenture Act") or the definitions of which in the Securities Act of 1933, as amended, are referred to in the Trust Indenture Act of 1939 (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

            "Acceleration Notice" shall have the meaning specified in Section
5.1.

            "Accountants' Certificate" means a certificate of a nationally recognized firm of independent public accountants. Each such certificate shall include the statements provided for in Section 11.5, if and to the extent required hereby.

            "Acquired Indebtedness" of any specified Person means Indebtedness of any other Person and its Subsidiaries existing at the time such other Person merged with or into or became a Subsidiary of such specified Person or assumed by the specified Person in connection with the acquisition of assets from such other Person, including, without limitation, Indebtedness of such other Person and its Subsidiaries incurred by the specified Person in connection with or in anticipation of (a) such other Person and its Subsidiaries being merged with or into or becoming a Subsidiary of such specified Person or (b) such acquisition by the specified Person.

            "Affiliate" means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of the referent Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a person shall be deemed to be control, and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

            "American Biltrite" means American Biltrite Inc., a Delaware corporation, or its successors in interest.

            "Asset Sale" means any sale, lease, transfer, exchange or other disposition (or series of related sales, leases, transfers, exchanges or dispositions), including, without limitation, dispositions pursuant to merger, consolidation or sale and leaseback transactions, of (a) shares of Capital Stock of a Subsidiary of the Issuer, whether by such Subsidiary or another Person, (b) all or substantially all of the properties and assets of any division or line of business of the Issuer or any Subsidiary of the Issuer or (c) any other property or assets of the Issuer or of any Subsidiary of the Issuer outside the ordinary course of business of the Issuer or such Subsidiary (each referred to for purposes of this definition as a "disposition") by the Issuer or by any of its Subsidiaries (other than (i) dispositions by a Subsidiary of the Issuer to the Issuer or to a Wholly Owned Subsidiary of the Issuer, (ii) sales or other dispositions in the ordinary course of business of inventory determined in accordance with GAAP, and (iii) any disposition of properties or assets that is consummated in accordance with the provisions of Article Nine).

            "Asset Sale Offer" shall have the meaning specified in Section 3.7.

            "Associate" of, or a Person "associated" with, any Person means (i) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (ii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or security, the quotient obtained by dividing (a) the sum of the product of (i) the number of years from such date to the date of each successive scheduled principal or redemption payment of such Indebtedness or security multiplied by (ii) the amount of such principal or redemption payment by (b) the sum of all such principal or redemption payments.

            "Board of Directors" means the Board of Directors of the Issuer or any committee of such Board duly authorized to act hereunder.

            "Business Day" means a day other than a Saturday or a Sunday which in the city (or in any of the cities, if more than one) where amounts are payable in respect of the Securities, as specified on the face of the form of Security recited above, or in the city in which the Corporate Trust Office of the Trustee is located, is neither a legal holiday nor a day on which banking institutions are required or authorized by law or regulation to close.

            "Business Relations Agreement" means the Business Relations Agreement dated as of March 11, 1993 between the Issuer and American Biltrite, as amended through the Issue Date and as thereafter amended from time to time.

            "Capitalized Lease Obligation" means an obligation under a lease that is required to be classified and accounted for as a capital lease obligation under GAAP and, for purposes of the Indenture, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date, determined in accordance with such principles. The Stated Maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without penalty.

            "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock, including each class of Common Stock or Preferred Stock of such Person, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

            "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Ratings Group or at least P-1 from Moody's Investors Service, Inc., (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500 million, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above, and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses
(i) through (v) above.

            "Change of Control" means the occurrence of one or more of the following events (whether or not approved by the Board of Directors of the Issuer): (a) an event or series of events by which any Person or other entity (other than any Permitted Holder) or group of Persons or other entities (excluding Permitted Holders) acting in concert as determined in accordance with
Section 13(d) of the Exchange Act, whether or not applicable (a "Group of Persons"), together with its or their Affiliates and Associates shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger or otherwise (including pursuant to receipt of revocable proxies) (A) be or become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50.0% of the combined voting power of the then outstanding Voting Stock of the Issuer or (B) otherwise has the ability, directly or indirectly, to elect, directly or indirectly, a majority of the members of the Board of Directors of the Issuer or other equivalent governing body thereof, (b) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors of the Issuer (together with any new directors (i) elected by the Permitted Holders or (ii) whose election to the Board of Directors of the Issuer, or whose nomination for election by the Issuer's shareholders was approved by a vote of at least two-thirds of the members of the Board of Directors of the Issuer then still in office who either were members of the Board of Directors of the Issuer at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Issuer then in office or (c) the Issuer consolidates with or merges with or into another Person or the Issuer or any of its Subsidiaries, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of the property or assets of the Issuer and its Subsidiaries to any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Issuer is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee corporation representing more than 50.0% of the combined voting power of the then outstanding Voting Stock of the surviving or transferee corporation and immediately after such transaction no "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50.0% of the combined voting power of the then outstanding Voting Stock of the surviving or transferee corporation.

            "Change of Control Offer" means upon the occurrence of a Change of Control, the Company will notify the Holders in writing of such occurrence and will make an offer to purchase, on a Business Day (the "Change of Control Payment Date"), not earlier than 30 nor later than 60 days following the date of notification of the Change of Control is first given, all or any part (equal to $1,000 or an integral multiple thereof) of the Securities then outstanding at a purchase price equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to such Change of Control Payment Date.

            "Change of Control Payment Date" has the meaning set forth in the definition of Change of Control Offer.

            "Change of Control Payment" means all or any part (equal to $1,000 or an integral multiple thereof) of the Securities then outstanding at a purchase price equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to such Change of Control Payment Date.

            "Commission" means the Securities and Exchange Commission.

            "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

            "Consolidated EBITDA" for any Person means for any period for which it is to be determined the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (i) Consolidated Net Income; plus (ii) only to the extent Consolidated Net Income has been reduced thereby during such period, (A) Consolidated Tax Expense of such Person and its Consolidated Subsidiaries paid or accrued; (B) Consolidated Interest Expense of such Person and its Consolidated Subsidiaries; (C) depreciation and amortization expenses (including, without limitation, amortization of capitalized debt issuance costs); and (D) non-recurring, non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period); less (iii) without duplication, the amounts for such period, taken as a single accounting period, of consolidated non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis in conformity with GAAP.

            "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of (a) the aggregate amount of Consolidated EBITDA of such Person for the four full fiscal quarters ending on or immediately prior to the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to (b) the aggregate Consolidated Fixed Charges of such Person for such Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, Consolidated EBITDA and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or retirement, as the case may be, of any Indebtedness (including Acquired Indebtedness) or preferred stock of such Person or of any of its

Subsidiaries, or one third of cash rental expense attributable to operating leases paid or accrued by such Person and its Consolidated Subsidiaries, but excluding all amortization of debt issuance costs, in each case during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such incurrence or retirement, as the case may be, occurred on the first day of the Reference Period, provided that any Indebtedness repaid under a revolving credit or similar credit facility shall not be deemed repaid during such period other than to the extent the commitment thereunder has been permanently reduced, and (ii) the Consolidated EBITDA during the Reference Period attributable to any acquired or divested Person, business, property or asset, provided that with respect to any such acquisition, only to the extent the Consolidated EBITDA of such Person is otherwise includible in the referent Person's Consolidated EBITDA, as if such transaction occurred on the first day of the Reference Period. If the Person for whom this ratio is being calculated or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness as of the first day of the Reference Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may be optionally determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding the foregoing, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest swap agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

            "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (i) Consolidated Interest Expense; and (ii) the product of (x) the amount of all dividend requirements (whether or not declared) on Preferred Stock of such Person and its Consolidated Subsidiaries, whether in cash or otherwise (except dividends payable in shares of Common Stock) paid, accrued or scheduled to be paid or accrued during such period times
(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state, local and foreign tax rate (expressed as a decimal number between 1 and 0) of such Person (as reflected in the audited consolidated financial statements of such Person for the most recently completed fiscal year).

            "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense (without deduction of interest income) of such

Person and its Consolidated Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, including (a) all amortization of original issue discount, (b) the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Consolidated Subsidiaries during such period, (c) net cash costs under all Interest Rate Protection Agreements (including amortization of fees), (d) all capitalized interest, (e) the interest portion of any deferred payment obligations for such period, (f) cash contributions to any employee stock ownership plan to the extent such contributions are used by such employee stock ownership plan to pay interest or fees to any Person (other than the referent Person or one of its Wholly Owned Subsidiaries) in connection with loans incurred by such employee stock ownership plan to purchase Capital Stock of the referent Person and (g) one third of cash rental expense attributable to operating leases paid or accrued by such Person and its Consolidated Subsidiaries during such period, determined on a consolidated basis, for such Person and its Consolidated Subsidiaries but excluding all amortization of debt issuance costs.

            "Consolidated Net Income" means, with respect to any Person for any period, the consolidated net income (or deficit) of such Person and its Consolidated Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP consistently applied, provided that the net income of any other Person (other than a Subsidiary) in which the referent Person or any Subsidiary of the referent Person has a joint interest with a third party (which interest does not cause the net income of such other Person to be consolidated into the net income of the referent Person in accordance with
GAAP) shall be included only to the extent of the amount that has been actually received by the referent Person or a Wholly Owned Subsidiary of the referent Person in the form of cash dividends or similar cash distributions (subject to, in the case of a dividend or other distribution to a Wholly owned Subsidiary of the referent Person, the limitations set forth in clause (i) of the next proviso hereof), provided, further, that there shall be excluded (i) the net income (but not loss) of any Subsidiary of the referent Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary; (ii) the net income of any Person acquired in a pooling of interests transaction accrued prior to the date it became a Subsidiary of the referent Person or is merged into or consolidated with the referent Person or any Subsidiary of the referent Person; (iii) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income earned at any time following the Issue Date; (iv) any gain (but not loss), together with any related provisions for taxes, realized upon the sale or other disposition (including, without limitation, dispositions pursuant to sale and leaseback transactions) of any property or assets which are not sold or otherwise disposed of in the ordinary course of business and upon the sale or other disposition of any Capital Stock of any Subsidiary of the referent Person; (v) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of the referent Person; (vi) any extraordinary gain (but not extraordinary loss) together with any related provision for taxes on any such extraordinary gain and any one time gains or losses (including, without limitation, those related to the adoption of new accounting standards), realized by the referent Person or any of its Subsidiaries during the period for which such determination is made; and (vii) except for calculations made pursuant to clause
(b)(ii) of Section 9.1, in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets and the net income of any Subsidiary shall be calculated after deducting preferred stock dividends payable by such Subsidiary to Persons other than the Company and its other Subsidiaries.

            "Consolidated Net Worth" of a Person at any date means the Consolidated Stockholders' Equity of such Person plus (a) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a Consolidated Subsidiary of such Person and (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments).

            "Consolidated Stockholders' Equity" as of any date means with respect to any Person the amount by which the assets of such Person and of its Subsidiaries on a consolidated basis exceed the sum of (a) the total liabilities of such Person and of its Subsidiaries on a consolidated basis, plus (b) any redeemable Preferred Stock of such Person or any redeemable Preferred Stock of any Subsidiary of such Person.

            "Consolidated Subsidiary" of any Person means a Subsidiary which for financial reporting purposes is or, in accordance with GAAP, should be, accounted for by such Person as a consolidated Subsidiary.

            "Consolidated Tax Expense" means, with respect to any Person for any period, the aggregate of the United States Federal, state and local tax expense attributable to taxes based on income and foreign income tax expenses of such Person and its Consolidated Subsidiaries for such period (net of any income tax benefit), determined in accordance with GAAP.

            "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 765 Broad Street, 2nd Floor, Newark, New Jersey 07102, Attention: Corporate Trustee Administration Department.

            "Credit Facility" means the Financing Agreement dated as of April 19, 1991, as amended, among the Issuer and the Lenders (as therein defined) party thereto, and any Refinancing, extension, renewal, modification, restatement or replacement thereof (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions), as the same may be amended, supplemented or otherwise modified from time to time.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer or any of its Subsidiaries against fluctuations in currency values to or under which the Issuer or any of its Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

            "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

            "Disqualified Capital Stock" means any Capital Stock that, other than solely at the option of the Issuer thereof, by its terms (or by the terms of any security into which it is convertible or exchangeable) is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased, in whole or in part, or has, or upon the happening of an event or the passage of time would have, a redemption or similar payment due on or prior to August 1, 2009, or is convertible into or exchangeable for debt securities at the option of the holder thereof at any time prior to August 1, 2009.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Event of Default" means any event or condition specified as such in
Section 5.1 which shall have continued for the period of time, if any, therein designated.

            "Excess Proceeds" has the meaning set forth in Section 3.7 hereof.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Existing Debt" has the meaning set forth in the definition of Permitted Refinancing Indebtedness.

            "Fair Market Value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. The Fair Market Value of any non-cash Restricted Payment shall be determined by the Board of Directors of the Issuer acting reasonably and in good faith and shall be evidenced by a resolution of the Board of Directors (certified by the Secretary or an Assistant Secretary of the Issuer) delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an investment bank of national standing if such fair market value exceeds $5.0 million.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

            "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or Pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

            "Holder," "Securityholder" or any other similar term means a Person in whose name a Security is registered on the Security registration books of the Issuer maintained pursuant to Section 2.5.

            "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable, contingently or otherwise, in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," and "incurring" shall have meanings correlative to the foregoing), provided that the accrual of interest (whether such interest is payable in cash or in kind) and the accretion of original issue discount shall not be deemed an incurrence of Indebtedness, provided, further, that (A) any Indebtedness of a Person existing at the time such Person becomes (after the Issue Date) a Subsidiary (whether by merger, consolidation, acquisition or otherwise) of the Issuer shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary of the Issuer and (B) any amendment, modification or waiver of any document pursuant to which Indebtedness was previously incurred shall be deemed to be an incurrence of Indebtedness unless such amendment, modification or waiver does not increase the principal or premium thereof or interest rate thereon (including by way of original issue discount).

            "Indebtedness" means, with respect to any Person, at any date, any of the following, without duplication, (i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such

Person or only to a portion thereof), (B) evidenced by a note, bond, debenture or similar instrument or letters of credit (including a purchase money obligation) or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation (whether issued or assumed) relating to the deferred purchase price of property; (ii) all conditional sale obligations and all obligations under any title retention agreement (even if the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (iii) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction entered into in the ordinary course of business; (iv) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability, provided that if the obligations so secured have not been assumed in full by such Person or are otherwise not such Person's legal liability in full, the amount of such indebtedness for the purposes of this definition shall be limited to the lesser of the amount of the Indebtedness secured by such Lien or the Fair Market Value of the assets or property securing such Lien; (v) all Indebtedness of others (including all dividends of other Persons the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds; (vi) all Disqualified Capital Stock issued by such Person and all Preferred Stock issued by Subsidiaries of such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends if any; and (viii) all obligations under Currency Agreements and Interest Rate Protection Agreements. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock, as the case may be, as if such Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock or Preferred Stock, such Fair Market Value shall be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock or Preferred Stock, as the case may be. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

            "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

            "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable and good faith judgment of the Board of Directors of the Issuer, qualified to perform the task for which such firm has been engaged and is disinterested and independent with respect to the Issuer and its Affiliates.

            "Initial Purchasers" means Goldman, Sachs & Co., Credit Suisse First Boston Corporation and ING Barings Furman Selz, LLC.

            "Interest Rate Protection Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect a Person or any of its Subsidiaries against fluctuations in interest rates to or under which such Person or any of its Subsidiaries is a party or a beneficiary on the Issue Date or becomes a party or a beneficiary thereafter.

            "Investment" by any Person means any direct or indirect (i) loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property (valued at the Fair Market Value thereof as of the date of transfer) to others or payments for property or services for the account or use of others, or otherwise), (ii) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness), (iii) guarantee or assumption of the Indebtedness of any other Person and (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP. Investments shall exclude extensions of trade credit and advances to customers and suppliers to the extent made in the ordinary course of business and made in accordance with customary industry practice. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

            "Issue Date" means the date on which the Securities are originally issued under the Indenture.

            "Issuer" means the Congoleum Corporation and, subject to Article Nine, its successors and assigns, and to the extent required by Sections 310 to 317 of the Trust Indenture Act of 1939, any other obligor on the Securities.

            "Lien" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction other than to reflect ownership by a third party of property leased to the referent Person or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

            "Liquidated Damages" shall have the meaning set forth in the Registration Rights Agreement, dated August 3, 1998 between the Company and the Initial Purchasers.

            "Material Subsidiary" means, at any date of determination, any Subsidiary of the Issuer that, together with its Subsidiaries, (i) for the most recent fiscal year of the Issuer accounted for more than 10% of the consolidated revenues of the Issuer or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Issuer, all as set forth on the most recently available consolidated financial statements of the Issuer and its Consolidated Subsidiaries for such fiscal year prepared in conformity with GAAP.

            "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Issuer or any Subsidiary of the Issuer) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of (i) reasonable third party brokerage commissions and other reasonable third party fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes as a result of such Asset Sale, (iii) payments made to repay indebtedness or any other obligation outstanding at the time of such Asset Sale that was incurred in accordance with the Indenture and that either (a) is secured by a Lien incurred in accordance with the Indenture on the property or assets sold or (b) is required to be paid as a result of such sale in each case to the extent actually repaid in cash and (iv) appropriate amounts to be provided by the Issuer or any Subsidiary of the Issuer as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP. For purposes of this definition and Section 3.7, "cash" means United States dollars or such money as is freely and readily convertible into United States dollars.

            "Net Equity Proceeds" means (a) in the case of any sale by the Issuer of Qualified Capital Stock of the Issuer, the aggregate net proceeds received by the Issuer, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in other property (valued as determined reasonably and in good faith by the Board of

Directors of the Issuer, as evidenced by a resolution of the Board of Directors (certified by the Secretary or an Assistant Secretary of the Issuer) delivered to the Trustee, at the Fair Market Value thereof at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding Indebtedness of the Issuer or any Subsidiary for or into shares of Qualified Capital Stock of the Issuer, the amount of such indebtedness (or, if such Indebtedness was issued at an amount less than the stated principal amount thereof, the accrued amount thereof as determined in accordance with GAAP) as reflected in the consolidated financial statements of the Issuer prepared in accordance with GAAP as of the most recent date next preceding the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder of such Indebtedness to the Issuer or to any Wholly Owned Subsidiary of the Issuer upon such exchange, exercise, conversion or surrender and less any and all payments made to the holders of such Indebtedness, and all other expenses incurred by the Issuer in connection therewith), in each case (a) and (b) to the extent consummated after the Issue Date, provided that the exchange, exercise, conversion or surrender of any Indebtedness outstanding on the Issue Date which is subordinated (whether pursuant to its terms or by operation of law) to the Securities shall not be or be deemed to be included in Net Equity Proceeds.

            "New Debt" has the meaning set forth in the definition of Permitted Refinancing Indebtedness.

            "Officers' Certificate" means a certificate signed, in the case of the Issuer, by the Chairman of the Board of Directors or the President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and by the Treasurer or the Secretary or any Assistant Treasurer or Secretary and delivered to the Trustee. Each such certificate shall include the statements provided for in
Section 11.5.

            "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Issuer. Each such opinion shall include the statements provided for in Section 11.5, if and to the extent required hereby.

            "outstanding," when used with reference to Securities, means, subject to the provisions of Sections 6.8 and 7.4, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

            (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

            (b) Securities, or portions thereof, for the payment or redemption
(i) of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer (if the Issuer shall act as paying agent) or (ii) of which moneys and/or U.S. Government Obligations as contemplated by Section 10.2 in the necessary amount have been theretofore deposited with the Trustee in trust for the Holders of such Securities in accordance with Section 10.2 and the conditions set forth therein have been satisfied; provided that if such Securities are to be redeemed prior to the maturity, thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

            (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.6 (unless proof satisfactory to the Trustee is presented that any of such Securities is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

            "Permitted Holders" means American Biltrite or its Subsidiaries.

            "Permitted Investments" means (a) investments in cash and Cash Equivalents; (b) Investments in any Wholly Owned Subsidiary of the Issuer by the Issuer or by any other Wholly Owned Subsidiary of the Issuer, provided that such Investment shall only be a Permitted Investment so long as any such Wholly Owned Subsidiary in which the Investment has been made or which has made such Investment remains a Wholly Owned Subsidiary of the Issuer; (c) Investments, not exceeding $5 million at any one time in the aggregate, in joint ventures, partnerships or Persons that are not Wholly Owned Subsidiaries of the Issuer that are made solely for the purpose of acquiring a business related to the Issuer's business; (d) Investments of the Issuer and its Subsidiaries arising as a result of any Asset Sale otherwise complying with the terms of the Indenture, provided that for each Asset Sale the maximum aggregate amount of Investments permitted under this clause (d) shall not exceed 20% of the total consideration received for such Asset Sale by the Issuer or any Subsidiary of the Issuer; and
(e) Investments in the Issuer by any Subsidiary of the Issuer, provided that any Indebtedness evidencing such Investment is subordinated to the Securities.

            "Permitted Liens" means (a) Liens for taxes, assessments and governmental charges (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) that are not yet delinquent or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been established or other provisions have been made in accordance with GAAP; (b) statutory mechanics', workmen's, materialmen's, operators' or similar Liens imposed by law and arising in the ordinary course of business for sums which are not yet due or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been established or other provisions have been made in accordance with GAAP; (c) imperfections of, or encumbrances on, title that do not impair the value of property for its intended use; (d) Liens (other than any Lien under the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (e) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (f) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Issuer or of any of its Subsidiaries; (g) Liens (including extensions and renewals thereof) upon real or tangible personal property acquired after the Issue Date, provided that (I) such Lien is created solely for the purpose of securing Indebtedness (1) that is incurred in accordance with paragraph (b)(ix) of Section 3.5 to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within 120 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) that is Permitted Refinancing Indebtedness to Refinance any Indebtedness previously so secured,
(II) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (III) any such Lien shall not extend to or cover any property or assets of the Issuer or of any of its Subsidiaries other than such item of property or assets and any improvements on such item; (h) Liens incurred in ordinary course of business of the Issuer or of any of its Subsidiaries with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Issuer or such Subsidiary; (i) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Issuer or of any of its Subsidiaries relating to such property or assets; (j) any interest or title of a lessor in the property subject to any Capitalized Lease Obligation, provided that such sale-leaseback transaction related thereto otherwise complies with this Indenture; (k) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (1) Liens in favor of the Issuer (but only so long as such Lien is held by the Issuer); (m) Liens arising from the rendering of a final judgment or order against the Issuer or any Subsidiary of the Issuer that does not give rise to an Event of Default; (n) Liens securing reimbursement obligations with respect to letters of credit incurred in the ordinary course of business and in accordance with this Indenture that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; and (o) Liens in favor of the Trustee arising under this Indenture.

            "Permitted Refinancing Indebtedness" means Indebtedness of the Issuer or of any of the Issuer's Subsidiaries, the net proceeds of which are used to Refinance outstanding Indebtedness of the Issuer or of any of the Issuer's Subsidiaries that was incurred in accordance with this Indenture, provided that (a) if the Indebtedness (including the Securities) being Refinanced (the "Existing Debt") is pari passu with or subordinated to the Securities then such Indebtedness Refinancing the Existing Debt (the "New Debt") shall be pari passu with or subordinated to, as the case may be, the Securities at least to the same extent and in the same manner as the Existing Debt is to the Securities; (b) such New Debt has a Stated Maturity no earlier than the Stated Maturity of the Existing Debt; (c) such New Debt has an Average Life at the time such New Debt is proposed to be incurred that is greater than the Average Life of the

Existing Debt as of the date of such proposed Refinancing; (d) such New Debt is in an aggregate principal amount (or, if such New Debt is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount and accrued interest outstanding under the Existing Debt on the date of the proposed Refinancing thereof (or if the Existing Debt was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP as of the date of such proposed Refinancing); and (e) if such Existing Debt is Indebtedness of the Issuer, such New Debt is Indebtedness solely of the Issuer.

            "Person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

            "Personal Services Agreement" means the Personal Services Agreement dated as of March 11, 1993 between the Issuer and American Biltrite as amended through the Issue Date and as thereafter amended from time to time.

            "Plan of Liquidation" means a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the referent Person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of the referent Person to holders of Capital Stock of the referent Person.

            "Preferred Stock" means, as applied to the Capital Stock of any Person, the Capital Stock of such Person (other than the Common Stock of such Person) of any class or classes (however designated) that ranks prior, as to the payment of dividends or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

            "principal" wherever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include the principal amount of the Security plus, when appropriate, the premium, if any.

            "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of the Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act.

            "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included on the most recent consolidated balance sheet of such Person in accordance with GAAP.

            "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Issuer pursuant to an effective registration statement under the Securities Act.

            "Qualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person that is not Disqualified Capital Stock or convertible into or exchangeable or exercisable for Disqualified Capital Stock.

            "Reference Period" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

            "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, and to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated August 3, 1998 between the Company and the Initial Purchasers.

            "Responsible Officer" when used with respect to the Trustee means any officer in its Corporate Trust Office with direct responsibility for the administration of this Indenture, or any other officer or assistant officer of the Trustee to whom any corporate trust matter relating to this Indenture is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Payment" means with respect to any Person, (i) the declaration or payment of any dividend or the making of any other distribution (whether in any such case is cash, securities or other property or assets of such Person or of any of its Subsidiaries) on such Person's or any of its Subsidiaries' Capital Stock, or to the holders (as such) of such Person's or any of its Subsidiaries' Capital Stock, whether outstanding on the Issue Date or thereafter (other than dividends or distributions payable solely in Qualified Capital Stock of such Person or of such Subsidiary and other than any dividend or distribution declared or paid by any Subsidiary of such Person to such Person or one of its Wholly Owned Subsidiaries); (ii) the making of any Investment by such Person or any of its Subsidiaries in any Person other than Permitted Investments; (iii) any purchase, redemption, retirement or other acquisition for value of (including, without limitation, in connection with any merger or consolidation involving the Company or its Subsidiaries) any Capital Stock of such Person or of any of its Subsidiaries or of any Affiliate of such Person, whether outstanding on the Issue Date or thereafter, or any warrants, rights or options to purchase or acquire shares of the Capital Stock of such Person or of any of its Subsidiaries or of any Affiliate of such Person, whether outstanding on the Issue Date or thereafter, held by any Person other than such Person or one of its Wholly Owned Subsidiaries, other than through the issuance in exchange therefor solely of Qualified Capital Stock of such Person or of such Subsidiary; or (iv) the prepayment, acquisition, decrease or retirement for value prior to maturity, (including any contingent obligation to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof) scheduled repayment or scheduled sinking fund payment of any Indebtedness of such Person that is subordinated (whether pursuant to its terms or by operation of law) to the Securities (other than any such Indebtedness owing to a Wholly Owned Subsidiary of such Person). The dollar amount of any non-cash dividend or distribution by such Person or any of its Subsidiaries on such Person's or any Subsidiary's Capital Stock shall be equal to the Fair Market value of such dividend or distribution at the time of such dividend or distribution.

            "Restricted Security" shall mean Securities that bear or are required to bear the legends set forth in Exhibit A hereto.

            "Rule 144A" shall mean Rule 144A under the Securities Act, as such Rule may be amended from time to time, or under any similar rule or regulation hereafter adopted by the Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Security" or "Securities" means any of the 8_% Senior Notes Due 2008 authenticated and delivered under this Indenture.

            "Stated Maturity" means, with respect to any security or Indebtedness of a Person, the date specified therein as the fixed date on which any principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase thereof at the option of the holder thereof).

            "Subsidiary" means, with respect to any Person, (a) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (b) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, have at least a majority ownership interest.

            "Transaction Date" shall have the meaning specified in the definition of Consolidated Fixed Charge Coverage Ratio.

            "TIA" or "Trust Indenture Act of 1939" except as otherwise provided in Sections 8.1 and 8.2, means the Trust Indenture Act of 1939 as in force at the date of this Indenture.

            "Trustee" means the entity identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article Six, shall also include any successor trustee.

            "U.S. Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

            "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors or other governing body of such Person.

            "Wholly Owned Subsidiary" means, with respect to any Person, any subsidiary of such Person all the outstanding shares of Capital Stock (other than directors' qualifying shares, if applicable) of which are owned directly by such Person or another Wholly Owned Subsidiary of such Person.

            SECTION 1.2 Accountants' Certificate Conclusive. An Accountants' Certificate shall be conclusive evidence of the following: (a) the Issuer's Consolidated EBITDA, (b) the Issuer's Consolidated Net Income for any period,
(c) the aggregate Indebtedness of the Issuer and its Subsidiaries outstanding as of any date of determination (and the amounts of such Indebtedness meeting the criteria of any subsection of Section 3.5(b) hereof), (d) Consolidated Net Worth as of any date of determination, and (e) the Issuer's Consolidated Fixed Charge Coverage Ratio as of any date of determination. Notwithstanding the foregoing, the Trustee shall be under no duty to require that it be furnished with an Accountants' Certificate either annually or at any other periodic interval or in any event.

                                   ARTICLE II

                           ISSUE, EXECUTION, FORM AND
                           REGISTRATION OF SECURITIES

            SECTION 2.1 Authentication and Delivery of Securities. Upon the execution and delivery of this Indenture, or from time to time hereafter, Securities in an aggregate principal amount not in excess of the amount specified in the form of Security hereinabove recited (except as otherwise provided in Section 2.6) may be executed by the Issuer and delivered to the Trustee for authentication, and an authorized officer of the Trustee shall thereupon authenticate and deliver said Securities to the Issuer or upon the written order of the Issuer, signed by both (a) the Chairman of the Board of Directors or any Vice Chairman of the Board of Directors, or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and (b) by its Treasurer or Secretary or any Assistant Treasurer or Assistant Secretary without any further action by the Issuer.

            SECTION 2.2 Execution of Securities. The Securities shall be signed on behalf of the Issuer by both (a) its Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and (b) by its Treasurer or Secretary or any Assistant Treasurer or Assistant Secretary, under its corporate seal which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security which has been duly authenticated and delivered by the Trustee.

            In case any such officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such Persons as, at the actual date of the execution of such Security, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such Person was not such officer.

            SECTION 2.3 Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinabove recited, executed by the Trustee by manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

            SECTION 2.4 Form, Demonination and Date of Securities; Payments of Interest. The Securities and the Trustee's certificates of authentication shall be substantially in the form recited above. The Securities shall be issuable as registered securities without coupons and in denominations provided for in the form of Security above recited. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Issuer executing the same may determine with the approval of the Trustee.

            Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage.

            Each Security shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified on the face of the form of Security recited above.

            The Person in whose name any Security is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the Persons in whose names outstanding Securities are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established after arrangements for payment reasonably satisfactory to the Trustee have been made by the Issuer by notice given by mail by or on behalf of the Issuer to the Holders of Securities not less than 15 days preceding such subsequent record date. The term "record date" as used with respect to any interest payment date (except a date for payment of defaulted interest) shall mean the fifteenth day of the month immediately preceding the month in which such interest payment date falls, whether or not such record date is a Business Day.

            SECTION 2.5 Registration, Transfer and Exchange. The Issuer will keep at each office or agency to be maintained for the purpose as provided in
Section 3.2 a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

            Upon due presentation for registration of transfer of any Security at each such office or agency, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities in authorized denominations for a like aggregate principal amount.

            Any Security or Securities may be exchanged for a Security or Securities in other authorized denominations, in an equal aggregate principal amount. Securities to be exchanged shall be surrendered at each office or agency to be maintained by the Issuer for the purpose as provided in Section 3.2, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

            All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or his attorney duly authorized in writing.

            The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

            The Issuer shall not be required to exchange or register a transfer of (a) any Securities for a period of 15 days next preceding the first mailing of notice of redemption of Securities to be redeemed, or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

            All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

            SCTION 2.6 Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of an officer of the Issuer, the Trustee shall authenticate and deliver, a new Security bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of or in substitution for the Security so apparently destroyed, lost or stolen. In every case, the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

            Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security, pay or authorize the payment of the same with written direction to the Trustee (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the

Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and in every case of apparent destruction, loss or theft the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

            Every substitute Security issued pursuant to the provisions of this
Section 2.6 by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

            SECTION 2.7 Cancellation of Securities; Destruction Thereof. All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Securities held by it and deliver a certificate of destruction to the Issuer. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Debt represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

            SECTION 2.8 Temporary Securities. Pending the preparation of definitive Securities, the Issuer shall prepare and may execute and the Trustee shall authenticate and deliver temporary Securities (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities shall be issuable as registered securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities and thereupon temporary Securities may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for the purpose pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary

Securities a like aggregate principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

                                   ARTICLE III

                             COVENANTS OF THE ISSUER

            SECTION 3.1 Payment of Principal, Interest and Liquidated Damages. The Issuer covenants and agrees for the benefit of the Holders of the Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities at the place or places, at the respective times and in the manner provided in the Securities. Each installment of interest on the Securities may be paid by mailing checks for such interest payable to or, at the Issuer's option, upon the written order of the Holders of Securities entitled thereto, to such address and in such name as they shall appear on the registry books of the Issuer. The Company further covenants to pay any and all amounts including, without limitation, Liquidated Damages, if any, on the dates and in the manner required under the Registration Rights Agreement.

            SECTION 3.2 Offices for Payments, Etc. So long as any of the Securities remain outstanding, the Issuer will maintain in New Jersey and at such other place, if any, as may be designated by the Issuer, the following: (a) an office or agency where the Securities may be presented for payment, (b) an office or agency where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and (c) an office or agency where notices and demands to or upon the Issuer in respect of the Securities or of this Indenture may be served. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. In case the Issuer shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

            SECTION 3.3 Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.

            SECTION 3.4 Paying Agents. Whenever the Issuer shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

            (a) that it will hold all sums received by it as such agent for the payment of the principal of or interest or Liquidated Damages, if any, on the Securities (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities or of the Trustee; and

            (b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities) to make any payment of the principal of or interest or Liquidated Damages, if any, on the Securities when the same shall be due and payable.

            The Issuer will, on or prior to each due date of the principal of or interest or Liquidated Damages, if any, on the Securities, deposit with the paying agent a sum which is in immediately available funds on the due date sufficient to pay such principal or interest, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

            If the Issuer shall act as its own paying agent, it will, on or before each due date of the principal of or interest or Liquidated Damages, if any, on the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal or interest or Liquidated Damages, if any, so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

            Notwithstanding anything in this Section 3.4 to the contrary, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

            Notwithstanding anything in this Section to the contrary, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.4 and 10.5.

            SECTION 3.5 Limitation on Indebtedness. (a) The Issuer will not, and will not cause or permit any of its Subsidiaries to, incur any Indebtedness (including, without limitation, Acquired Indebtedness), provided that the Issuer may incur Indebtedness (including, without limitation, Acquired Indebtedness) if:

                  (i) no Default or Event of Default shall have occurred and be continuing at the time of the proposed incurrence thereof or shall occur as a result of such proposed incurrence; and

                  (ii) after giving effect to such proposed incurrence the Issuer's Consolidated Fixed Charge Coverage Ratio would be greater than
      2.25 to 1.0.

            (b) Notwithstanding clause (a) above, the Issuer and its Subsidiaries may incur each and all of the following:

                  (i) Indebtedness of the Issuer pursuant to the Credit Facility in an aggregate principal amount at any time outstanding not to exceed $30 million less the aggregate amount of all Excess Proceeds of Asset Sales applied to repay the Indebtedness under the Credit Facility pursuant to the covenant described under the caption "-Limitation on Sale of Assets";

                  (ii) Indebtedness of the Issuer evidenced by the Securities;

                  (iii) Indebtedness of the Issuer under Interest Rate Protection Agreements covering Indebtedness (which Indebtedness (A) bears interest at fluctuating interest rates and (B) is incurred in accordance with the Consolidated Fixed Charge Coverage Ratio test of clause (a) or in accordance with clauses (b)(i), (b)(ix) or (b)(x) of this Section 3.5) to the extent the notional principal amount of such Interest Rate Protection Agreements does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Agreements relate;

                  (iv) Indebtedness of a Wholly Owned Subsidiary of the Issuer to the Issuer for so long as such Indebtedness is held by the Issuer or another Wholly Owned Subsidiary of the Issuer, provided that such Indebtedness is not subordinated to any other Indebtedness or other obligation of such Subsidiary;

                  (v) Indebtedness of the Issuer or of a Wholly Owned Subsidiary of the Issuer (an "Obligor Subsidiary") to a Wholly Owned Subsidiary of the Issuer (an "Obligee Subsidiary"), provided that (i) any Indebtedness of the Issuer to any Obligee Subsidiary is unsecured and subordinate with respect to payment in full in cash of all obligations under the Securities and (ii) any subsequent issuance of Capital Stock of an Obligee Subsidiary that results in such Obligee Subsidiary ceasing to be a Wholly Owned Subsidiary of the Issuer or any transfer of such Indebtedness owing by the Issuer or an Obligor Subsidiary to such Obligee Subsidiary (other than to the Issuer or another Wholly Owned Subsidiary of the Issuer) shall in each case be deemed the incurrence of Indebtedness not permitted by this clause
      (v) by the Issuer and each Obligor Subsidiary of such Obligee Subsidiary to the extent indebted to such Obligee Subsidiary that is no longer a Wholly Owned Subsidiary of the Issuer or that has transferred such Indebtedness;

                  (vi) The guarantee by the Issuer of Indebtedness of a Subsidiary of the Issuer that was permitted to be incurred by another provision of this covenant;

                  (vii) Indebtedness under Currency Agreements related to payment obligations in respect of Indebtedness of the Issuer or of its Subsidiaries incurred in accordance with this Indenture and Indebtedness in respect of Cur-rency Agreements entered into with respect to payables and receivables of the Issuer and its Subsidiaries, provided that in the case of Currency Agreements that relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Issuer or of its Subsidiaries outstanding at any time other than as a result of fluctuations in foreign currency or exchange rates;

                  (viii) Indebtedness incurred in respect of performance bonds, bankers' acceptances or letters of credit of the Issuer and of any Subsidiary of the Issuer and surety bonds provided by the Issuer or any Subsidiary of the Issuer in the ordinary course of business, the Indebtedness incurred under this clause (viii) not to exceed $5 million in the aggregate;

                  (ix) Indebtedness of the Issuer and of its Subsidiaries outstanding on the Issue Date (as in effect on the Issue Date) and listed on a schedule ___ attached hereto, after giving effect to the issuance and sale of the Securities and the application of the net proceeds therefrom;

                  (x) Indebtedness incurred under Acquired Indebtedness, Capitalized Lease Obligations, purchase money obligations or other construction financing not to exceed $12.5 million at any time outstanding;

                  (xi) Indebtedness in an amount not to exceed $7.5 million at any time outstanding; and

                  (xii) Permitted Refinancing Indebtedness incurred by the Issuer or by any Subsidiary of the Issuer to Refinance any Indebtedness incurred in accordance with the Consolidated Fixed Charge Coverage Ratio test of clause (a) above or to Refinance any Indebtedness incurred under subclauses (ii) and (viii) of this clause (b).

            The Issuer will not incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Issuer unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Issuer shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer solely by virtue of being unsecured.

            SECTION 3.6 Limitation on Restricted Payments. (a) The Issuer will not, nor will the Issuer permit or cause any of its Subsidiaries to, directly or indirectly, make any Restricted Payment (other than to the Issuer) unless, at the time of such proposed Restricted Payment (including Investments which are then outstanding), and on a pro forma basis immediately after giving effect thereto:

                  (i) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof;

                  (ii) the aggregate amount expended for all Restricted Payments (other than to the Issuer) subsequent to the Issue Date would not exceed the sum of:

                        (A) 50% of aggregate Consolidated Net Income of the
            Issuer (or if such Consolidated Net Income is a loss, minus 100% of such loss) earned on a cumulative basis during the period (treated as one accounting period) beginning on the first date of the Issuer's fiscal quarter commencing after the Issue Date, and ending on the last date of the Issuer's fiscal quarter immediately preceding such proposed Restricted Payment; plus

                        (B) 100% of the aggregate Net Equity Proceeds received
            by the Issuer from any Person (other than from a Subsidiary of the Issuer) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Issuer (excluding (x) any Qualified Capital Stock of the Issuer paid as a dividend on any Capital Stock of the Issuer or of any of its Subsidiaries, (y) the issuance of Qualified Capital Stock upon the conversion of, or in exchange for, any Capital Stock of the Issuer or of any of its Subsidiaries and
            (z) any Qualified Capital Stock of the Issuer with respect to which the purchase price thereof has been financed directly or indirectly using funds (1) borrowed from the Issuer or from any of its Subsidiaries, unless and until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Issuer or by any of its Subsidiaries (including, without limitation, in respect of any employee stock ownership or benefit plan); provided that there shall be excluded from this clause (B) any Net Equity Proceeds from the issuance and sale of Capital Stock of the Issuer used to redeem the Securities pursuant to Section 12.1(b); and

                  (iii) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been able to incur $1.00 of additional Indebtedness under paragraph (a) of
      Section 3.5.

            (b) The foregoing provisions of such clauses (ii) and (iii) of clause (a) of this Section 3.6 shall not prevent any of the following (to the extent they may otherwise constitute Restricted Payments):

                  (i) the payment of any dividend within 60 days after the date of its declaration if at such date of declaration the payment of such dividend would comply with the provisions set forth above, provided that such dividend will be deemed to have been paid as of its date of declaration for the purposes of this covenant; or

                  (ii) (A) the purchase, redemption, retirement or acquisition of any shares of Capital Stock of the Issuer or of any Subsidiary or any Indebtedness of the Issuer that is subordinated to the Securities solely with or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of shares of Qualified Capital Stock of the Issuer and neither such purchase, redemption, retirement or acquisition nor the proceeds of any such sale will be included in any computation made under subclause (a)(ii)(B) above, (B) the payment of any dividend by a Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (C) the prepayment, acquisition, retirement or decrease of Indebtedness of the Issuer that is subordinated (whether pursuant to its terms or by operation of law) to the Securities that is prepaid, acquired, decreased or retired (x) by conversion into or in exchange for Qualified Capital Stock of the Issuer or (y) in exchange for or with or out of the net cash proceeds of the substantially concurrent sale (other than by the Issuer to a Subsidiary of the Issuer) of Permitted Refinancing Indebtedness, (D) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Issuer or of any Subsidiary of the Issuer, provided that the aggregate amount paid for all such purchases, redemptions, acquisitions, cancellations or other retirements for value of such shares of Capital Stock after the Issue Date does not exceed $5 million in the aggregate, and no Event of Default shall have occurred and be continuing immediately after such transaction, (E) any transaction with an officer or director of the Issuer entered into in the ordinary course of business (including compensation and employee benefit arrangements with any officer or director of the Issuer), (F) the payment and expense by the Issuer of a consulting or management fee to American Biltrite, provided that (x) the aggregate of all such payments in any fiscal year do not exceed $500,000 plus (y) an additional amount, not to exceed $250,000 per fiscal year, to the extent that such amount was not payable in the prior year, and provided further, that the obligation of the Issuer to pay such consulting or management fee will be subordinated to the obligations of the Issuer under the Securities, (G) the payment of amounts due in lieu of compensation under the Personal Services Agreement, provided that any incentive fees payable shall be approved by a majority of the disinterested directors of the Issuer and (H) the payment of amounts in lieu of federal and state taxes in connection with a consolidated tax return if and to the extent that the amount paid by the Issuer for any taxable period does not exceed the aggregate tax liability, if any, of the Issuer and its Subsidiaries for such period (calculated as if the Issuer and its Subsidiaries had been filing on a consolidated return basis as a separate affiliated group during such period). The amounts expended pursuant to clauses (i), (ii)(D) and (ii)(F) of this clause (b) will be included in computing the amounts available for Restricted Payments for purposes of clause (a) of this Section 3.6.

            SECTION 3.7 Limitation on Sale of Assets. The Issuer will not make, and will not permit any of its Subsidiaries to make, any Asset Sale unless (a) the Issuer, or such Subsidiary, as the case may be, receives consideration at the time of each such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of, and (ii) not less than 75.0% of the consideration received by the Issuer, or such Subsidiary, as the case may be, is in the form of cash, provided that the amount of (i) any liabilities (as shown on the Issuer's or any such Subsidiary's most recent balance sheet or in the notes thereto) of the Issuer or any such Subsidiary that are assumed by the transferee (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities) in respect of any Asset Sale and (ii) any non-cash consideration received by the Issuer or any such Subsidiary from such transferee in respect of an Asset Sale that is converted into or sold or otherwise disposed of for cash within 30 days of the receipt thereof shall be included as cash. Within 360 days from the date of any such Asset Sale that causes Net Cash Proceeds to exceed $5 million in any twelve-month period, the Net Cash Proceeds thereof shall be used by the Issuer or its Subsidiary to invest in its existing lines of business, provided that the Issuer commits to make such investment no later than 180 days from the date of such Asset Sale. To the extent that Net Cash Proceeds from such disposition are not so applied (hereinafter referred to as "Excess Proceeds"), the Issuer, or such Subsidiary, as the case may be, shall use the Excess Proceeds to (x) permanently reduce the Credit Facility, or (y) make an offer to purchase the Securities (an "Asset Sale Offer") for cash at a price of not less than 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon. The provisions of this paragraph shall not be deemed to apply to any Asset Sale or series of Asset Sales having aggregate Net Cash Proceeds of $5 million or less in any twelve-month period, provided that to the extent such aggregate Net Cash Proceeds exceed $5 million in any twelve-month period, the provisions of this paragraph shall apply to the entire amount.

            The Issuer will accept Securities tendered pursuant to an Asset Sale Offer an a pro rata basis based upon the aggregate principal amount of Securities submitted by Holders accepting such Asset Sale Offer. An Asset Sale Offer shall be consummated on a date not less than 40 nor more than 70 days following the date of mailing of such Asset Sale Offer but in any event within 360 days of the date of such Asset Sale (the "Proceeds Purchase Date"). The Asset Sale Offer shall be made for the maximum amount of Securities that can be purchased with such Excess Proceeds at a price equal to 100% of the aggregate principal amount of the Securities to be repurchased, plus accrued and unpaid interest and Liquidated Damages, if any, to the Proceeds Purchase Date.

            Notwithstanding the foregoing, the Issuer will not be required to make an Asset Sale Offer if the Excess Proceeds available therefor are less than $5 million, in which case such

Excess Proceeds shall be carried forward to determine whether an Asset Sale Offer is required after any subsequent Asset Sale. To the extent any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Securities tendered in such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

            If an offer is made to repurchase the Securities pursuant to an Asset Sale Offer, the Issuer will and will cause its Subsidiaries to comply with all tender offer rules under state and Federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer.

            SECTION 3.8 Limitation on Liens. The Issuer will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Liens upon any of their respective properties or assets whether owned on the Issue Date or acquired after the Issue Date, or on any income or profits therefrom, or assign or otherwise convey any right to receive income or profits thereon, other than (a) Liens granted by the Issuer on receivables and inventory (and documents of title) securing Indebtedness under the Credit Facility; (b) Liens granted by the Issuer on property or assets of the Issuer securing Indebtedness of the Issuer incurred in accordance with the Indenture that is pari passu with the Securities, provided that the Securities are secured on an equal and ratable basis with such Liens; (c) Liens granted by the Issuer on property or assets of the Issuer securing Indebtedness of the Issuer incurred in accordance with the Indenture that is subordinated to the Securities, provided that the Securities are secured by Liens ranking prior to such Liens; (d) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (e) Permitted Liens; (f) Liens in respect of Acquired Indebtedness incurred in accordance with Section 3.5, provided that the Lien in respect of such Acquired Indebtedness secured such Acquired Indebtedness at the time of the incurrence of such Acquired Indebtedness by the Issuer or by one of its Subsidiaries and such Lien was not incurred by the Issuer or any of its Subsidiaries or by the Person being acquired or from whom the assets were acquired in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Issuer or by one of its Subsidiaries and provided, further that such Liens in respect of such Acquired Indebtedness do not extend to or cover any property or assets of the Issuer or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Issuer or of one of its Subsidiaries; and (g) Liens in respect of Permitted Refinancing Indebtedness incurred in accordance with the Indenture to Refinance any of the Indebtedness set forth in clauses (a), (b), (c), (d) and (f) above, provided that such Liens in respect of such Permitted Refinancing Indebtedness are no less favorable to the Issuer or its Subsidiaries and the Holders than the Liens in respect of the Indebtedness being Refinanced and such Liens in respect of such Indebtedness do not extend to or cover any property or assets of the Issuer or of any of the Issuer's Subsidiaries other than the property or assets that secured the Indebtedness being Refinanced.

            SECTION 3.9 Limitation on Payment Restrictions Affecting Subsidiaries. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or suffer to exist or allow to become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (a) pay dividends, in cash or otherwise, or make other payments or distributions on its Capital Stock or any other equity interest or participation in, or measured by, its profits, owned by the Issuer or by any of its Subsidiaries, or make payments on any Indebtedness owed to the Issuer or to any of its Subsidiaries, (b) make loans or advances to the Issuer or to any of its Subsidiaries, (c) transfer any of their respective property or assets to the Issuer or to any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any of the Issuer's Subsidiaries, (iii) Acquired Indebtedness incurred in accordance with the Indenture, provided that such encumbrance or restriction in respect of such Acquired Indebtedness is not applicable to any Person, or the property or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and that such Acquired Indebtedness was not incurred by the Issuer or by any of its Subsidiaries or by the Person being acquired in connection with or anticipation of such acquisition, (iv) with respect to clause (c) above, purchase money obligations for property acquired in the ordinary course of business, (v) Indebtedness outstanding immediately after the Issue Date (as in effect on the Issue Date) after giving effect to the issuance and sale of the Securities and the application of proceeds therefrom, (vi) the Credit Facility, or (vii) any Permitted Refinancing Indebtedness incurred in accordance with the Indenture to Refinance any of the Indebtedness set forth in clauses (iii), (v) and (vi) above to the extent such encumbrance or restriction in respect of such Permitted Refinancing Indebtedness is no less favorable to the Issuer and its Subsidiaries and the Holders and no more restrictive than such encumbrances or restrictions contained in the Indebtedness being Refinanced as of the date of such Refinancing and does not extend to or cover any other Person or the property of any other Person other than the Person in respect of whom such encumbrance or restriction relating to the Indebtedness being Refinanced applied.

            SECTION 3.10 Limitation on Transactions with Affiliates. (a) The Issuer will not, nor will the Issuer permit any of its Subsidiaries to, (i) sell, lease, transfer or otherwise dispose of any of its property or assets to,
(ii) purchase any property or assets from, (iii) make any Investment in, or (iv) enter into or amend any contract, agreement or understanding with or for the benefit of, any Affiliate of the Issuer or of any Subsidiary of the Issuer (an "Affiliate Transaction"), other than Affiliate Transactions that are reasonably necessary and desirable for the Issuer or such Subsidiary in the conduct of its business and are on terms (which terms are in writing) that are fair and reasonable to the Issuer or the Subsidiary and that are no less favorable to the Issuer or such Subsidiary than those that could be obtained in a comparable arm's length transaction by the Issuer or such Subsidiary from an unaffiliated party, as determined reasonably and in good faith by the Board of Directors of the Issuer, provided that if the Issuer or any Subsidiary of the Issuer enters into an Affiliate Transaction or series of Affiliate Transactions involving or having an aggregate value of more than $2 million, such Affiliate Transaction shall, prior to the consummation thereof, have been approved by a majority of the disinterested directors of the Issuer, and provided, further that with respect to any such transaction or series of related transactions that involves an aggregate value of more than $5 million, the Issuer or such Subsidiary shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to itself or its Subsidiary from a financial point of view from an Independent Financial Advisor and file the same with the Trustee.

            (b) The foregoing restrictions shall not apply to (i) any transactions between Wholly Owned Subsidiaries of the Issuer, or between the Issuer and any Wholly Owned Subsidiary of the Issuer if such transaction is not otherwise prohibited by the terms of the Indenture, (ii) any Restricted Payment made in accordance with Section 3.6 and (iii) any transaction contemplated by the Business Relations Agreement and the Personal Services Agreement as in effect on the Issue Date.

            SECTION 3.11 Officers' Certificates as to Default and as to Compliance. The Issuer will, so long as any of the Securities are outstanding:

            (a) deliver to the Trustee, promptly upon becoming aware of any default or defaults in the performance of any covenant, agreement or condition contained in this Indenture (including notice of any Default) or of any Event of Default or Events of Default, an Officers' Certificate specifying such default, defaults, Event of Default or Events of Default; and

            (b) deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer beginning with the fiscal year ending December 31, 1998, an Officers' Certificate to the effect that:

                  (i) a diligent review of the activities of the Issuer and its Subsidiaries during such year and of performance under this Indenture has been made under such officers' supervision; and

                  (ii) to the best of such officers' knowledge, based on such review, the Issuer has fulfilled all its obligations under this Indenture throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to them and the nature and status thereof.

            SECTION 3.12 Change of Control. (a) If a Change of Control occurs, each Holder shall have the right to require the Issuer to repurchase in whole or in part (equal to $1,000 or an integral thereof) such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase, in accordance with the terms of the notice given pursuant to Section 3.12(b).

            (b) Within 30 days following any notice of a Change of Control, the Issuer shall mail a notice to each Holder and a description of the transaction or transactions that constitute a Change of Control (with a copy to the Trustee) stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Issuer to repurchase in whole or in part such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase;

                  (2) such other information as may be required by applicable law and regulations;

                  (3) the repurchase date (which shall be no earlier than 20 Business Days nor later than 30 Business Days from the date such notice is mailed); and

                  (4) the instructions determined by the Issuer, consistent with this Section 3.12 and applicable law, that a Holder must follow in order to have its Securities repurchased.

            (c) On the Change of Control Payment Date, the Issuer will, to the extent lawful, (i) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Issuer. The Paying Agent will promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable.

      The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

            (d) The Issuer shall comply with all applicable tender offer rules (including, without limitation, Rule 14e-1 under the 1934 Act) in the event that the Issuer is required to make an offer to repurchase the Securities following a Change of Control.

            SECTION 3.13 Maintenance of Properties, Etc. The Issuer shall, and shall cause each of its Subsidiaries to, maintain its material properties and assets in normal working order and condition and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, ordinary wear and tear excepted, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be conducted at all times; provided, however, that nothing in this Section 3.13 shall prevent the Issuer or one of its Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Issuer or such Subsidiary, desirable in the conduct of its business.

            The Issuer shall, and shall cause each of its Subsidiaries to, maintain with insurers which the Issuer believes in good faith to be financially sound and reputable such insurance as may be required by law and such other insurance (or self-insurance), to such extent and against such hazards and liabilities, as it in good faith determines is customarily maintained by companies similarly situated with like properties.

            The Issuer shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises, except to the extent permitted by this Indenture and except in such cases where the Board of Directors of the Issuer determines in good faith that failure to do so would not have a material adverse effect on the business, earnings, properties, assets, financial condition or results of operation of the Issuer and its Subsidiaries taken as a whole.

            The Issuer shall, and shall cause each of its Subsidiaries to, in good faith attempt to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, noncompliance with which would materially adversely affect the business, earnings, properties, assets, financial condition or results of operations of the Issuer and its Subsidiaries taken as a whole.

            The Issuer shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies which if not paid would have a material adverse effect on the business, earnings, properties, assets, financial condition or results of operations of the Issuer and its Subsidiaries taken as a whole, and except as contested in good faith and by appropriate proceedings.

            SECTION 3.14 Limitation on Lines of Business. For as long as the Securities are outstanding, the Issuer will engage principally in the business of producing, distributing and marketing flooring products as well as the reasonable expansion or extension thereof.

            SECTION 3.15 Stay, Extension and Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law whenever enacted, now or at any time hereafter in force, that may affect the Issuer's obligation to pay the Securities; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Securities, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE IV

                       SECURITYHOLDERS' LISTS AND REPORTS
                          BY THE ISSUER AND THE TRUSTEE

            SECTION 4.1 Issuer to Furnish Trustee Information as to Names and Addresses of Securityholders. The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the
Securities:

            (a) semi-annually and not more than 15 days after each record date for the payment of interest on the Securities, as hereinabove specified, as of such record date; and

            (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished;

provided that if and so long as the Trustee shall be the Security registrar, such list shall not be required to be furnished.

            SECTION 4.2 Preservation and Disclosure of Securityholders' Lists.

            (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Securities contained in the most recent list furnished to it as provided in Section 4.1 or maintained by the Trustee in its capacity as Security registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.

            (b) In case three or more Holders of Securities (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other

Holders of Securities with respect to their rights under this Indenture or under the Securities and it is accompanied by a copy of the form of proxy or other communication which such applicants purpose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either:

                  (i) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.2; or

                  (ii) inform such applicants as to the approximate number of Holders of Securities whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section 4.2, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

            If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Securityholder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.2 a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender.

            (c) Each and every Holder of the Securities, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be held accountable by reason of the disclosure or non-disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the provisions of subsection (b) of this Section 4.2, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

            SECTION 4.3 Reports by the Issuer. The Issuer covenants:

            (a) to file with the Commission and, within 15 days after it files them with the Commission, file with the Trustee and mail or cause the Trustee to mail to the Holders at their addresses as set forth in the register of the Securities copies of the annual reports and of the information, documents and other reports which the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or which the Issuer would be required to file with the Commission if the Issuer then had a class of securities registered under the Exchange Act. In addition, the Issuer shall cause its annual report to stockholders and any quarterly or other financial reports furnished to its stockholders generally to be filed with the Trustee and mailed, no later than the date such materials are mailed or made available to the Issuer's stockholders, to the Holders at their addresses as set forth in the register of Securities;

            (b) to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Issuer with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations;

            (c) to transmit by mail to the Holders of Securities, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to subsections
(a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

            (d) to comply with the other provisions of Section 314(a) of the Trust Indenture Act of 1939.

            SECTION 4.4 Reports by the Trustee. To the extent required by TIA ss. 313(a), within 60 days of May 15 of each year, for so long as any Securities are outstanding hereunder, the Trustee shall transmit by mail as provided below to the Securityholders, as hereinafter in this Section provided, a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b), (c) and (d). A copy of such report at the time of its mailing to Securityholders shall be filed with the Commission, if required, and each stock exchange, if any, on which the Securities are listed.

            The Issuer shall promptly notify the Trustee if the Securities become listed on any stock exchange and the Trustee shall comply with TIA ss. 313(d).

                                    ARTICLE V

                   REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                               ON EVENT OF DEFAULT

            SECTION 5.1 Event of Default Defined; Acceleration of Maturity; Waiver of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

            (a) default in the payment of principal of, or premium, if any, on, the Securities when due at maturity, upon repurchase, upon acceleration or otherwise, including, without limitation, failure of the Issuer to repurchase the Securities on the date required pursuant to Section 3.7 or 3.12 and failure to make any optional redemption payment when due; or

            (b) default in the payment of any installment of interest or Liquidated Damages on the Securities when due (including any interest payable in connection with any optional redemption payment) and continuance of such default for more than 30 days; or

            (c) the Issuer fails to observe, perform or comply with any of the provisions described under Section 3.8, 3.12 or 9.1; or

            (d) default (other than a default set forth in clauses (a), (b) and (c) above) in the performance of, or breach of, any other covenant or warranty of the Issuer in this Indenture or the Securities and failure to remedy such default or breach within a period of 30 days after written notice shall have been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Securities, each such notice specifying such default or breach and stating that such notice is a "Notice of Default" hereunder; or

            (e) (x) a failure to pay at maturity or a default in the obligation to pay the principal of, interest on, or any other payment obligation when due on one or more classes of Indebtedness (other than the Securities) of the Issuer or of any Subsidiary of the Issuer, whether such Indebtedness exists on the Issue Date or shall be incurred after the Issue Date, having, individually or in the aggregate, an outstanding principal amount in excess of $7.5 million which permits the acceleration of the maturity of such Indebtedness or (y) in the case of a default other than a payment default referred to in clause (x), when one or more classes of Indebtedness (other than the Securities) of the Issuer or of any Subsidiary of the Issuer, whether such Indebtedness exists on the Issue Date or shall be incurred after the Issue Date, having, individually or in the aggregate, an outstanding principal amount in excess of $7.5 million is payable prior to its stated maturity by or on behalf of the holders thereof; or

            (f) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer or any of its Material Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or any of its Material Subsidiaries or for any substantial part of the property of the Issuer or any of its Material Subsidiaries or ordering the winding up or liquidation of the affairs of the Issuer or any of its Material Subsidiaries and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

            (g) the Issuer or any of its Material Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or any of its Material Subsidiaries or for any substantial part of the property of the Issuer or any of its Material Subsidiaries, or the Issuer or any of its Material Subsidiaries shall make any general assignment for the benefit of creditors; or

            (h) the entry by a court of competent jurisdiction of one or more judgments or orders against the Issuer or any Subsidiary of the Issuer or any of their respective property or assets in an aggregate amount in excess of $5 million that are not covered by insurance written by third parties, which judgments or orders have not been vacated, discharged, satisfied or stayed pending appeal within 60 days from the entry thereof;

then, and in each and every such case (other than an Event of Default specified in clause (f) or (g) above relating to the Issuer), unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding hereunder, by notice in writing to the Issuer (and to the Trustee if given by Securityholders) (the "Acceleration Notice"), may declare all the Securities and the accrued interest thereon to be due and payable immediately (the "Acceleration Date"). If an Event of Default specified in clause (f) or (g) above occurs with respect to the Issuer, all unpaid principal of, and premium, if any, and accrued and unpaid interest on, the Securities then outstanding will ipso facto become due and payable without any declaration or other act on the part of the Trustee or any Holder.

      In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to August 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to August 1, 2003, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

            SECTION 5.2 Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities when such interest shall have become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities when the same shall have become due and payable, whether upon maturity or upon any redemption or by declaration or otherwise -- then upon demand by the Trustee the Issuer will pay to the Trustee for the benefit of the Holders of the Securities the whole amount that then shall have become due and payable on all such Securities for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the rate borne by the Securities); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of its negligence or bad faith, and all other amounts due the Trustee under Section 6.6.

            Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities to the registered Holders, whether or not the Securities be overdue.

            In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Securities and collect in the manner provided by law out of the Property of the Issuer or other obligor upon the Securities, wherever situated, the moneys adjudged or decreed to be payable.

            In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or the property of the Issuer or such other obligor, or in case of any judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

            (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith, and for all other amounts due the Trustee under Section 6.6) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or Property of the Issuer or such other obligor;

            (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings; and

            (c) collect and receive any moneys or other Property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith, and for all other amounts due the Trustee under Section 6.6.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

            All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities.

            In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.

            SECTION 5.3 Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities and stamping (or otherwise noting) thereon the payment, or issuing Securities in reduced principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

            FIRST: To the payment of costs and expenses, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and all other amounts due the Trustee under Section 6.6;

            SECOND: In case the principal of the Securities shall not have become and be then due and payable, to the payment of interest in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

            THIRD: In case the principal of the Securities shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security over any other Security, ratably to the aggregate of such principal and accrued and unpaid interest; and

            FOURTH: To the payment of the remainder, if any, to the Issuer.

            SECTION 5.4 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

            SECTION 5.5 Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

            SECTION 5.6 Limitations on Suits by Securityholders. No Holder shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding shall have made written request upon the Trustee to institute such action or proceeding in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.9; it being understood and intended, and being expressly covenanted by the Holder of every Security with every other Holder and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 5.7 Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the .enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 5.8 Powers and Remedies Cumulative: Delay or Omission Not Waiver of Default. Except as provided in Section 2.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or thereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and subject to
Section 5.6, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, as often as shall be deemed expedient, by the Trustee or by the Securityholders.

            SECTION 5.9 Control by Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture; and provided, further, that (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceeding so directed would involve the Trustee in any financial or other liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of Holders of the Securities not joining in the giving of said direction, it being understood that (subject to Section 6.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

            Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Securityholders.

            SECTION 5.10 Waiver of Past Defaults. (a) Prior to the declaration of acceleration of the maturity of the Securities as provided in Section 5.1, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may on behalf of all Holders waive any Default or Event of Default hereunder and its consequences, except a default in the payment of principal of or premium, if any, or interest on any of the Securities or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all Holders.

            (b) The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal of and premium, if any, and interest on the Securities which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

            (c) In the case of any such waiver, the Issuer, the Trustee and the Holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

            SECTION 5.11 Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall transmit to the Securityholders, as the names and addresses of such Holders appear on the registry books, notice by mail of all Defaults actually known to a Responsible Officer of the Trustee, such notice to be transmitted within 90 days after the occurrence thereof, unless such Defaults shall have been cured before the giving of such notice; provided that, except in the case of Default in the payment of the principal of or interest on any of the Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders.

            SECTION 5.12 Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of Securities by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders holding in the aggregate more than 10% in aggregate principal amount of the Securities outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security.

            SECTION 5.13 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel and any other amounts due the Trustee under Section 6.6, be for the ratable benefit of the Holders of the Securities.

            SECTION 5.14 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 5.15 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Securityholders, as the case may be.

                                   ARTICLE VI

                             CONCERNING THE TRUSTEE

            SECTION 6.1 Duties and Responsibilities of the Trustee; During Default; Prior to Default. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (a) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred:

                  (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

            (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Securities at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

            (d) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

            None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such liability is not assured to the reasonable satisfaction of the Trustee.

            SECTION 6.2 Certain Rights of the Trustee. Subject to Section 6.1:

            (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed), and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Issuer;

            (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security and/or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

            (e) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

            (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand;

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder; and

            (h) the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (1) a Responsible Officer of the Trustee assigned to the Corporate Trust Department of the Trustee (or any successor division or department of the Trustee) shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Issuer or any other obligor on the Securities or by any Holder of the Securities.

            SECTION 6.3 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the

Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

            SECTION 6.4 Trustee and Agents May Hold Securities; Collections, Etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 6.8 and 6.13, if operative, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

            SECTION 6.5 Moneys Held by Trustee. Subject to the provisions of
Section 10.6 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

            SECTION 6.6 Compensation and Indemnification of Trustee and Its Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Issuer also covenants to indemnify the Trustee, and each predecessor trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor trustee and to pay or reimburse the Trustee and each predecessor trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all Property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in
Section 5.1(f) or (g), the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

            SECTION 6.7 Right of Trustee to Rely on Officers' Certificate, Etc. Subject to Sections 6.1 and 6.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant and protection to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

            SECTION 6.8 Qualification of Trustee; Conflicting Interests. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. The provisions of TIA ss. 310 shall apply to the Issuer, as obligor of the Securities.

            SECTION 6.9 Persons Eligible for Appointment as Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or territory or of the District of Columbia having a combined capital and surplus of at least $50,000,000 (or being a member of a bank holding system with an aggregate combined capital and surplus), and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Issuer nor any Person directly or indirectly controlling, controlled by or under common control with the Issuer may serve as Trustee hereunder. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

            SECTION 6.10 Resignation and Removal; Appointment of Successor Trustee. The Trustee may resign at any time by so notifying the Issuer in writing, such resignation to be effective upon the appointment of a successor Trustee. If such appointment does not occur within 30 days after giving such notice, then the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Issuer's consent which consent shall not be unreasonably withheld. The Issuer may remove the Trustee if:

            (a) the Trustee fails to comply with Section 6.8,

            (b) the Trustee is adjudged a bankrupt or an insolvent;

            (c) a receiver or other public officer takes charge of the Trustee or its property; or

            (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided in Section 6.6), the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

            If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 25% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 6.8, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 6.10, the Issuer's obligations under Section 6.6 shall continue for the benefit of the retiring Trustee.

            SECTION 6.11 Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed as provided in Section 6.10 shall execute and deliver to the Issuer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Issuer or of the successor Trustee, upon payment of its charges then unpaid, the Trustee ceasing to act shall, subject to Section 10.4, pay over to the successor Trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers, duties and obligations. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all Property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

            No successor Trustee shall accept appointment as provided in this
Section 6.11 unless at the time of such acceptance such successor Trustee shall be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 6.11, the Issuer shall mail notice thereof by first class mail to the Holders of Securities at their last addresses as they shall appear in the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Issuer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Issuer.

            SECTION 6.12 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee to authenticate Securities in the name of any predecessor Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

            SECTION 6.13 Preferential Collection of Claims Against the Issuer.
(a) Subject to the provisions in this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Issuer within three months prior to a default, as defined in subsection (c) of this Section, or subsequent to such a default, then, unless and until such default can be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually and the Holders of the Securities and the holders of other indenture securities (as defined in this Section):

                  (i) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three-month period and valid as against the Issuer and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in subsection (a)(ii) of this Section, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Issuer upon the date of such default; and

                  (ii) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three-month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Issuer and its other creditors in such property or such proceeds.

            Nothing herein contained, however, shall affect the right of the
Trustee:

            (w) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Issuer) who is liable thereon, (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Issuer in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable state law;

            (x) to realize, for its own account, upon any Property held by it as security for any such claim, if such Property was so held prior to the beginning of such three-month period;

            (y) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any Property held by it as security for any such claim, if such claim was created after the beginning of such three-month period and such Property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such Property was so received the Trustee had no reasonable cause to believe that a default as defined in subsection (c) of this Section would occur within three months; or

            (z) to receive payment on any claim referred to in paragraph (x) or
      (y) against the release of any property held as security for such claim as provided in such paragraph (x) or (y), as the case may be, to the extent of the fair value of such Property.

            For the purposes of paragraphs (x), (y) and (z), Property substituted after the beginning of such three-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the Property released, have the same status as the Property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

            If the Trustee shall be required to account, the funds and Property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Securityholders and the holders of other indenture securities in such manner that the Trustee, the Securityholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Issuer in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable state law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Issuer of the funds and Property in such special account and before crediting to the respective claims of the Trustee, the Securityholders and the holders of other indenture securities dividends on claims filed against the Issuer in bankruptcy or receivership or in proceeding for reorganization pursuant to Title 11 of the United States Code or applicable state law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable state law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, the Securityholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the Securityholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other Property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

            Any Trustee who has resigned or been removed after the beginning of such three-month period shall be subject to the provisions of this subsection
(a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three-month period, it shall be subject to the provisions of this subsection (a) if and only if the following conditions exist:

                  (i) the receipt of Property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three-month period; and,

                  (ii) such receipt of Property or reduction of claim occurred within three months after such resignation or removal.

            (b) There shall be excluded from the operation of this Section a creditor relationship arising from:

                  (i) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

                  (ii) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture for the purpose of preserving any Property which shall at any time be subject to the Lien of this Indenture or of discharging tax Liens or other prior Liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the Securityholders at the time and in the manner provided in this Indenture;

                  (iii) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

                  (iv) an indebtedness created as a result of services rendered or premises rented or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c)(iii) below;

                  (v) the ownership of stock or of other securities or a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Issuer; or

                  (vi) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in subsection (c)(iv) of this Section.

            (c) As used in this Section:

                  (i) the term "default" shall mean any failure to make payment in full of the principal of or interest upon any of the Securities or upon other indenture securities when and as such principal or interest becomes due and payable;

                  (ii) the term "other indenture securities" shall mean securities upon which the Issuer is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (A) under which the Trustee is also a trustee and (B) under which a default exists at the time of the apportionment of the funds and property held in said special account;

                  (iii) the term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

                  (iv) the term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Issuer for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a Lien upon the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Issuer arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and

                  (v) the term "Issuer" shall mean any obligor upon the Securities.

                                   ARTICLE VII

                         CONCERNING THE SECURITYHOLDERS

            SECTION 7.1 Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Trustee and the Issuer if made in the manner provided in this Article.

            SECTION 7.2 Proof of Execution of Instruments and of Holding of Securities. Subject to Sections 6.1 and 6.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holdings of Securities shall be proved by the Security register or by a certificate of the registrar thereof.

            SECTION 7.3 Holders to Be Treated as Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Security register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

            SECTION 7.4 Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor of the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons; and, subject to Sections 6.1 and 6.2, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth.

            SECTION 7.5 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities.

                                  ARTICLE VIII

                             SUPPLEMENTAL INDENTURES

            SECTION 8.1 Supplemental Indentures Without Consent of Securityholders. The Issuer, when authorized by a resolution of its Board of Directors (a copy, certified by the Issuer's Secretary or an Assistant Secretary, of which has been delivered to the Trustee), and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall, as evidenced by an Opinion of Counsel delivered to the Trustee, conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

            (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any Property or assets;

            (b) to evidence the succession of another Person to the Issuer or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Issuer pursuant to Article Nine;

            (c) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Issuer's Board of Directors, as evidenced by a resolution of the Board of Directors (a copy, certified by the Issuer's Secretary or an Assistant Secretary, of which has been delivered to the Trustee), and the Trustee shall consider to be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities to waive such an Event of Default;

            (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture;

            (e) to provide for the issuance under this Indenture of Securities in registered form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with Securities issued hereunder in fully registered form, and to make all appropriate changes for such purpose;

            (f) to comply with the provisions of the Trust Indenture Act of 1939; and

            (g) to make any change that does not adversely affect the rights of any Holder, provided that the Issuer has delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder.

            The Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any Property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

            Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of
Section 8.2.

            SECTION 8.2 Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Article Seven) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, the Issuer, when authorized by a resolution of its Board of Directors (a copy, certified by the Issuer's Secretary or an Assistant Secretary, of which has been delivered to the Trustee), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall, as evidenced by an Opinion of Counsel, conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided that no such supplemental indenture shall, without the consent of each Holder affected thereby, (a) reduce the amount of Securities whose Holders must consent to an amendment or waiver; (b) reduce the rate of, or extend the time for payment of, interest, including defaulted interest, on any of the Securities; (c) reduce the principal of or premium on or change the fixed maturity of any of the Securities or alter the redemption provisions with respect thereto; (d) make the principal of, or interest on, any of the Securities payable in money other than as provided for in the Indenture and the Securities; (e) make any change in provisions relating to waivers of Defaults, the ability of Holders to enforce their rights under the Indenture or in the matters discussed in these clauses (a) through (h); (f) waive a default in the payment of principal of or interest on, or redemption or repurchase payment with respect to, any Securities, including, without limitation, a default to make a payment when required upon a Change of Control or after an Asset Sale; (g) affect the ranking of the Securities; or (h) after the Issuer's obligation to purchase the Securities arises thereunder, amend, modify or change the obligation of the Issuer to make and consummate a Change of Control Offer or an Asset Sale Offer or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers.

            The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any indenture supplemental hereto. If a record date is fixed, then those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such supplemental indenture or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            Upon the request of the Issuer accompanied by a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders and other documents, if any, required by Section 7.1, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

            It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

            Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer shall mail a notice thereof by first class mail to the Holders of Securities at their addresses as they shall appear on the registry books of the Issuer, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

            SECTION 8.3 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

            SECTION 8.4 Documents to Be Given to Trustee. In connection with the execution and delivery of any supplemental indenture pursuant to this Article Eight, the Trustee shall receive an Officers' Certificate and an Opinion of Counsel (complying as to form with the provisions of Section 11.5) and, subject to the provisions of Sections 6.1 and 6.2, may rely thereon as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture. The Opinion of Counsel delivered pursuant to this
Section 8.4 shall include a statement that (i) all conditions precedent to the execution and delivery of such supplemental indenture have been satisfied and
(ii) the execution, delivery and performance of such supplemental indenture by the Issuer will not result in a breach or violation of, or constitute a Default under, this Indenture or the Credit Facility, which breach, violation or default could have a material adverse effect on the business or financial condition of the Issuer and its Subsidiaries in the aggregate.

            SECTION 8.5 Notation on Securities in Respect of Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Issuer or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, as evidenced by a resolution of the Board of Director (a copy, certified by the Issuer's Secretary or an Assistant Secretary, of which has been delivered to the Trustee), to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities then outstanding.

                                   ARTICLE IX

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

            SECTION 9.1 When Issuer May Merge, Etc. The Issuer will not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its and its Subsidiaries' assets (determined on a consolidated basis) to, any Person or adopt a Plan of Liquidation, whether or not the Issuer shall be the surviving or continuing corporation, unless:

            (a) the Person formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Issuer substantially as an entirety or in the case of a Plan of Liquidation, or Person to which assets of the Issuer have been transferred, (i) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and
(ii) shall expressly assume, by supplemental indenture, the due and punctual payment of the principal of, and premium, if any, and interest and liquidated damages, if any, on all of the Securities and the performance of every obligation of the Issuer under the Registration Rights Agreement, the Securities and the Indenture on the part of the Issuer to be performed or observed;

            (b) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(ii) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), such Person (i) shall have a Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments relating to such transaction) equal to or greater than the Consolidated Net Worth of the Issuer immediately prior to such transaction and (ii) shall be able to incur at least $1.00 of additional Indebtedness under paragraph (a) of Section 3.5, provided that in determining the "Consolidated Fixed Charge Coverage Ratio" of the resulting, transferee or surviving Person, such ratio shall be calculated as if the transaction (including the incurrence of any Indebtedness or Acquired Indebtedness) took place on the first day of the Reference Period;

            (c) immediately before and after giving effect to such transaction and the assumption contemplated by clause (a)(ii) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred or be continuing;

            (d) the Issuer or such Person shall have delivered to the Trustee
(i) an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease or Plan of Liquidation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this provision of this Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied and (ii) an Accountants' Certificate stating that the Issuer has made the calculations required by clause (b) above in accordance with the terms of this Indenture; and

            (e) neither the issuer nor any Subsidiary of the Issuer nor such Person, as the case may be, would thereupon become obligated with respect to any Indebtedness (including Acquired Indebtedness), nor any of its Property or assets subject to any Lien, unless the Issuer or such Subsidiary or such Person, as the case may be, could incur such Indebtedness (including Acquired Indebtedness) or create such Lien under this Indenture (giving effect to such Person being bound by all the terms of this Indenture).

            A Wholly Owned Subsidiary of the Issuer may consolidate with, or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to the Issuer without complying with clause (b)(ii) above.

            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the Properties or assets of one or more Subsidiaries of the Issuer, the Capital Stock of which constitutes all or substantially all of the Properties and assets of the Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

            SECTION 9.2 Opinion of Counsel to Trustee: Officers' Certificate. In connection with the consummation of any transaction contemplated by Section 9.1, the Trustee, subject to the provisions of Sections 6.1 and 6.2, shall receive an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the applicable provisions of this Indenture and that all conditions precedent herein provided relating to such transaction have been complied with.

            SECTION 9.3 Successor Corporation Substituted. Upon any such consolidation, merger, conveyance, lease or transfer in accordance with the foregoing, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor had been named as the Issuer therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Securities.

                                    ARTICLE X

                           SATISFACTION AND DISCHARGE
                         OF INDENTURE; UNCLAIMED MONEYS

            SECTION 10.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to (A) rights of registration of transfer and exchange, and the Issuer's right of optional redemption, (B) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (C) rights of Holders to receive payments of principal thereof and interest thereon,
(D) the rights, obligations and immunities of the Trustee hereunder and (E) the rights of the Securityholders as beneficiaries hereof with respect to the Property so deposited with the Trustee under the provisions of this Section 10.1) when (a) either (i) all the Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;
(b) the Issuer has paid all other sums payable under the Indenture by the Issuer; and (c) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with. The Trustee, on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture, subject to the provisions of Section 10.7. The Issuer agrees to reimburse the Trustee for any costs or expenses (including the reasonable fees of its counsel) thereafter reasonably and properly incurred, to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities and to indemnify the trust referred to in Section 10.2(a) for any tax liability and pay any expenses of such trust not otherwise provided for pursuant to such Section.

            SECTION 10.2 Defeasance and Discharge of Indenture. The Issuer shall be deemed to have paid and discharged the entire Indebtedness on all the outstanding Securities on the 91st day after the date of the deposit referred to in subparagraph (a) hereof, and the provisions of this Indenture, as it relates to such outstanding Securities, shall no longer be in effect (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same, subject to the provisions of Section 10.7), except as to: (1) rights of registration of transfer and exchange, and the Issuer's right of optional redemption, (2) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (3) rights of Holders to receive payments of principal thereof and interest thereon, (4) the rights, obligations and immunities of the Trustee hereunder and (5) the rights of the Securityholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them; provided that all of the following conditions shall have been satisfied:

            (a) the Issuer shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Securities to redemption or maturity;

            (b) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (such opinion referring to and being based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax laws);

            (c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

            (d) such defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Issuer;

            (e) such defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Issuer is a party or by which it is bound;

            (f) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of any other Indebtedness of the Issuer and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

            (g) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent under the Indenture to defeasance have been complied with.

            SECTION 10.3 Defeasance of Certain Obligations. The Issuer may omit to comply with any term, provision or condition set forth in Sections 3.5 to
3.11 inclusive and Sections 3.13 and 9.1, with respect to the Securities, if all of the following conditions have been satisfied:

            (a) the Issuer shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Securities to redemption or maturity;

            (b) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

            (c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

            (d) such covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Issuer;

            (e) such covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Issuer is a party or by which it is bound;

            (f) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of any other Indebtedness of the Issuer and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

            (g) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent under the Indenture to covenant defeasance have been complied with.

            SECTION 10.4 Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 10.6, all moneys deposited with the Trustee pursuant to Sections 10.1, 10.2 and 10.3 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as paying agent), to the Holders of the particular Securities for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

            SECTION 10.5 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture, all moneys then held by any paying agent under the provisions of this Indenture shall, upon demand of the Issuer, be repaid to the Issuer or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

            SECTION 10.6 Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee or such paying agent, and the Holder of such Security shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such paying agent before being required to make any such repayments may, at the expense of the Issuer, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, notice that such money remains unclaimed and that after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

            SECTION 10.7 Reinstatement. If the Trustee or paying agent is unable to apply any moneys or U.S. Government Obligations in accordance with this Article Ten by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Ten until such time as the Trustee or paying agent is permitted to apply all such moneys or U.S. Government Obligations in accordance with this Article; provided, however, that if the Issuer has made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the moneys or U.S. Government Obligations held by the Trustee or paying agent.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            SECTION 11.1 Incorporators, Shareholders, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

            SECTION 11.2 Provisions of Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Indenture or in the Securities, express or implied, shall give or be construed to give to any Person, other then the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

            SECTION 11.3 Successors and Assigns of Issuer Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

            SECTION 11.4 Notices and Demands on Issuer, Trustee and Securityholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Issuer shall be given or served by (i) delivery in person, (ii) telecopy (confirmed by copy sent by first-class mail) or (iii) certified or registered mail, return receipt requested (except as otherwise specifically provided herein), in each case addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Congoleum Corporation, 3705 Quakerbridge Road, Mercerville, New Jersey 08619, Attention: Chief Financial Officer (Telecopy No.: (609) 584-3555). Any notice, direction, request or demand by the Issuer or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by one of the methods described in the first sentence of this Section, addressed to the Corporate Trust Office (Telecopy No.: (973) 430-2117).

            Where this Indenture provides for notice to Holders, including any notice delivered in connection with TIA ss. 310(b), TIA ss. 313(c), TIA ss. 314(a) and TIA ss. 315(b), such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register. Any notice which is delivered, telecopied (and confirmed by mail) or mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the addressee receives such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice or confirm by mail telecopy notice to the Issuer and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

            SECTION 11.5 Compliance Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon an application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee (i) an

Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with and (iii) if appropriate, an Accountants' Certificate stating that in the opinion of such accountants all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

            Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

            Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters and information which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

            Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

            Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

            SECTION 11.6 Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Securities or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

            SECTION 11.7 Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included herein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

            SECTION 11.8 New York Law to Govern. THIS INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN CHOICE OF LAW RULES) OF SAID STATE. THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES AND THE ISSUER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH UNITED STATES FEDERAL OR NEW YORK STATE COURT. THE ISSUER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDINGS IN SUCH RESPECTIVE JURISDICTIONS. THE ISSUER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY COURT IN OR OF THE STATE OF NEW YORK BY THE DELIVERY OF COPIES OF SUCH PROCESS TO THE ISSUER, AT ITS ADDRESS SPECIFIED IN SECTION 11.4 HEREOF OR BY CERTIFIED MAIL DIRECT TO SUCH ADDRESS.

            SECTION 11.9 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

            SECTION 11.10 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                                   ARTICLE XII

                            REDEMPTION OF SECURITIES

            SECTION 12.1 Right of Optional Redemption; Prices. (a) Except as set forth in clause (b) of this Section 12.1, the Securities may not be redeemed prior to August 1, 2003. On and after August 1, 2003, the Issuer at its option may redeem all, or from time to time any part of, the Securities upon payment of the redemption price as set forth in the terms of the Security, together with accrued and unpaid interest to the date fixed for redemption.

            (b) At any time prior to August 1, 2001, the Issuer may redeem up to 30% of the aggregate principal amount of the Securities initially issued with the proceeds of one or more Public Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 108.625%, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date; provided that at least $70 million of the aggregate principal amount of the Securities originally issued remains outstanding; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

            SECTION 12.2 Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first-class mail, postage prepaid, at least 30 but not more than 60 days prior to the date fixed for redemption to such Holders of Securities at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other Security. Securities called for redemption become due on the date fixed for redemption.

            The notice of redemption to each such Holder shall specify the principal amount of each Security held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice, that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

            The notice of redemption of Securities to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer. The Issuer shall notify the Trustee of such redemption at least 15 days prior to the date the notice of redemption is to be sent to the Holders and shall specify in such notice whether the Trustee is to give such notice.

            On or prior to the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as paying agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to redeem in immediately available funds on the redemption date all the Securities so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the outstanding Securities are to be redeemed the Issuer will deliver to the Trustee at least 45 days prior to the date fixed for redemption an Officers' Certificate stating the aggregate principal amount of Securities to be redeemed.

            If less than all of the Securities are to be redeemed, the Trustee will select the Notes to be redeemed by lot or pro rata or by a method that complies with the requirements of any exchange on which the Notes are listed or by such method as the Trustee considers fair and appropriate. Securities may be redeemed in part in multiples of $1,000 principal amount only. The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

            SECTION 12.3 Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 6.5 and 10.7, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.4 hereof.

            If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Security.

            Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

            SECTION 12.4 Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officers' Certificate delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and, where appropriate, their respective corporate seals to be hereunto affixed and attested, all as of August 3, 1998.


                                    CONGOLEUM CORPORATION,
                                          a Delaware corporation


                                    By: /s/ Howard N. Feist III
                                        -----------------------------
                                               (signature)
                                        Howard N. Feist III
                                        Sr. Vice President - Finance

[CORPORATE SEAL]

Attest:

By: ________________________

                                    FIRST UNION NATIONAL BANK, as Trustee


                                    By: /s/ Rick Barnes
                                        -----------------------------
                                        Asst. Vice President
                                        -----------------------------
                                             (Name and Title)

[CORPORATE SEAL]

Attest:

By: _________________________

STATE OF NEW YORK       )
                         ss.:
COUNTY OF NEW YORK      )

            On the ________ day of August, 1998, before me personally came Howard N. Feist III, to me known, who, being by me duly sworn, did depose and say that he resides at 18 Lookout Lane, Washington Crossing, Pennsylvania 18977; that he is Senior Vice President, Finance of CONGOLEUM CORPORATION, a Delaware corporation and the corporation described in and which executed the foregoing instrument; and that he signed his name thereby by authority of the Board of Directors of said corporation.


                                        _____________________________
                                                Notary Public

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and, where appropriate, their respective corporate seals to be hereunto affixed and attested, all as of August 3, 1998.

                                    CONGOLEUM CORPORATION,
                                          a Delaware corporation


                                     By: /s/ Howard N. Feist III
                                         ---------------------------------
                                             (signature)
                                             Howard N. Feist III
                                             Sr. Vice President - Finance


[CORPORATE SEAL]

Attest:

By: _________________________


                                    FIRST UNION NATIONAL BANK, as Trustee


                                     By: /s/ Rick Barnes
                                         ---------------------------------
                                             (signature)

                                         ---------------------------------
                                             Rick Barnes
                                             Assistant Vice President

[CORPORATE SEAL]

Attest:

By: __________________________

STATE OF NEW YORK       )
                        ss.:
COUNTY OF NEW YORK      )

            On the ____ day of August, 1998, before me personally came _____________, to me known, who, being by me duly sworn, did depose and say that he resides at Dunellen, N.J.; that he is an Assistant Vice President of First Union National Bank, a national banking association described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said Corporation.


                                   _____________________________
                                          Notary Public

                                    My commission expires:

                                   _____________________________


[NOTARIAL SEAL]